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                                                                    EXHIBIT J


                          EMPLOYEE SAVINGS PLAN, INC.

                           Effective January 1, 1996


February 8, 1996







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            AmeriData Technologies, Inc. Employee Savings Plan


                             TABLE OF CONTENTS

                                                                       PAGE

SECTION 1      Definitions..............................................  1

      1.1      "Account" or "Accounts"..................................  1
      1.2      "Affiliate"..............................................  1
      1.3      "After-Tax Contributions Accounts".......................  1
      1.4      "Appropriate Form".......................................  2
      1.5      "Beneficiary" or "Beneficiaries".........................  2
      1.6      "Board"..................................................  2
      1.7      "Code"...................................................  2
      1.8      "Company"................................................  2
      1.9      "Company Matching Contributions".........................  2
      1.10     "Company Matching Contributions Account".................  2
      1.11     "Compensation"...........................................  2
      1.12     "Employee"...............................................  3
      1.13     "Employer Contributions".................................  3
      1.14     "Entry Date".............................................  3
      1.15     "ERISA"..................................................  4
      1.16     "401(k) Contributions"...................................  4
      1.17     "401(k) Contributions Account"...........................  4
      1.18     "GEIM....................................................  4
      1.19     "Investment Fund" or "Investment Funds"..................  4
      1.20     "Mutual Fund" ...........................................  4
      1.21     "Normal Retirement Date".................................  4
      1.22     "Participant"............................................  4
      1.23     "Participating Employer".................................  5
      1.24     "Plan"...................................................  5
      1.25     "Plan Administrator".....................................  5
      1.26     "Prior Employer Contributions Accounts"..................  5
      1.27     "Rollover Account".......................................  5
      1.28     "Rollover Contributions".................................  6
      1.29     "Service"................................................  6
      1.30     "Total and Permanent Disability".........................  9
      1.31     "Trust Agreement"........................................ 10
      1.32     "Trust Fund"............................................. 10
      1.33     "Trustee"................................................ 10
      1.34     "Valuation Date"......................................... 10
      1.35     "Year"................................................... 10

SECTION 2      Eligibility and Participation............................ 11



      2.1      Participation............................................ 11
      2.2      Resumption of Participation after Suspension............. 12
      2.3      Termination of Participation............................. 12





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                                                                       PAGE

SECTION 3      Employer Contributions................................... 14

      3.1      Company Matching Contributions........................... 14
      3.2      401(k) Contributions..................................... 14
      3.3      Payment and Crediting of Contributions under
               Sections 3.1 and 3.2..................................... 17
      3.4      Limitation on Employer Contributions..................... 17
      3.5      Limitations on 401(k) Contributions...................... 17
      3.6      Contribution Percentage Limitation for
                Company Matching Contributions.......................... 27
      3.7      Statutory Limitations.................................... 32
      3.8      Return of Employer Contributions......................... 36

SECTION 4      Investment of Contributions.............................. 38

      4.1      Investment Funds......................................... 38
      4.2      Responsibility for Investments........................... 40
      4.3      Investment of Contributions.............................. 41
      4.4      Change in Investment of Future Contributions............. 42
      4.5      Transfers Between Investment Funds....................... 42
      4.6      Establishment of Trust Fund.............................. 43
      4.7      Voting of Shares held in the Common Stock
                Fund.................................................... 43

SECTION 5      Vesting and Forfeitures.................................. 44

      5.1      Vesting.................................................. 44
      5.2      Forfeitures.............................................. 44

SECTION 6      Accounts................................................. 46

      6.1      Separate Accounts........................................ 46
      6.2      Valuation of Investment Funds............................ 46

SECTION 7      Withdrawals During Employment............................ 49

      7.1      Hardship Withdrawals..................................... 49
      7.2      Other Withdrawals........................................ 53
      7.3      General Rules............................................ 53

SECTION 8      Loans.................................................... 56

      8.1      Amount of Loans.......................................... 56
      8.2      Security for Loan........................................ 57
      8.3      Interest Rate............................................ 57
      8.4      Repayment of Loans....................................... 57

      8.5      Default on Loan.......................................... 59
      8.6      Manner of Making Loans................................... 61


      8.7      Accounting for Loans..................................... 62


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                                                                       PAGE

SECTION 9      Payment of Benefits...................................... 64

      9.1      General.................................................. 64
      9.2      Optional Forms of Payment................................ 68
      9.3      Statutory Joint and Survivor Annuity..................... 70
      9.4      Death Prior to Commencement of Benefits.................. 74
      9.5      Beneficiary.............................................. 74
      9.6      Small Benefits........................................... 76
      9.7      Form of Payment.......................................... 77
      9.8      Limitation of Assignment................................. 77
      9.9      Limitation of Rights..................................... 77
      9.10     Distributions on Behalf of Incapacitated
                Persons................................................. 78
      9.11     Determination as to Payment of Benefits by
                the Plan Administrator.................................. 78
      9.12     Income Tax Withholding................................... 79
      9.13     Inability to Locate Payee................................ 79
      9.14     Limitations on Certain Distributions..................... 80
      9.15     Termination of Employment as a Result of the
               Sale of Assets or Stock.................................. 80

SECTION 10     Reemployment............................................. 82

SECTION 11     Administration of the Plan............................... 85

      11.1     Powers and Duties of the Plan Administrator.............. 85
      11.2     Plan Expenses............................................ 87

SECTION 12     The Trust Fund........................................... 88

SECTION 13     Amendment or Termination of the Plan..................... 89

      13.1     Amendment of the Plan.................................... 89
      13.2     Termination of the Plan.................................. 89
      13.3     Termination of the Trust Fund............................ 90
      13.4     Partial Termination of the Plan.......................... 90
      13.5     Mergers, Consolidations and Transfers.................... 91
      13.6     Withdrawal by a Participating Employer................... 91

SECTION 14     Rollover Contributions................................... 93

      14.1     Rollover Contributions to the Plan....................... 93
      14.2     Direct Rollovers from the Plan........................... 94


SECTION 15     Top-Heavy Provisions..................................... 97



      15.1     General.................................................. 97
      15.2     Definitions.............................................. 97
      15.3     Vesting.................................................. 98
      15.4     Minimum Allocation....................................... 99
      15.5     Change in Section 415 Limitations........................100


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                                                                       PAGE


SECTION 16     Construction of Plan.....................................101

APPENDIX A

      Special Provisions Applicable to Participants in
      Allcom Plan.....................................................  A-1

APPENDIX B

      Special Provisions Applicable to Participants in
      Cleary Plan.....................................................  B-1

APPENDIX C

      Special Provisions Applicable to Participants in
      Computer Communications Plan....................................  C-1

APPENDIX D

      Special Provisions Applicable to Participants in
      Comstor Plan....................................................  D-1

APPENDIX E

      Special Provisions Applicable to Participants in
      PDI Plan........................................................  E-1

APPENDIX F

      Special Provisions Applicable to Participants in
      Scott Data Plan.................................................  F-1

APPENDIX G

      Special Provisions Applicable to Participants in
      Mericom Plan....................................................  G-1

APPENDIX H




      Special Provisions Applicable to Participants in
      Forsythe Plan...................................................  H-1

APPENDIX I

      Special Provisions Applicable to Participants in
      Bohdan Plan.....................................................  I-1

APPENDIX J

      Special Provisions Applicable to Participants in
      ACR Plan........................................................  J-1


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                                                                       PAGE

APPENDIX K

      Special Provisions Applicable to Participants in
      Mitchell Plan...................................................  K-1

APPENDIX L

      Special Provisions Applicable to Participants in
      Abacus Plan.....................................................  L-1

APPENDIX M

      Special Provisions Applicable to Participants in
      the Micro Recovery Plan.........................................  M-1

APPENDIX N

      Special Provisions Applicable to Participants in
      Microcomputer Plan..............................................  N-1


                                        v


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                                    SECTION 1

                                   Definitions

          The following words and phrases when used herein shall have the meanings set forth below.

          1.1 "Account" or "Accounts" means, singly or collectively, as the case may be, a Participant's Company Matching Contributions Accounts, 401(k) Contributions Accounts, Rollover Accounts, After-Tax Contributions Accounts and Prior Employer Contributions Accounts.

          1.2 "Affiliate" means any corporation or other trade or business that together with any Participating Employer is deemed a single employer under section 414(b) or 414(c) or 414(m) of the Code. Any such entity will be considered an Affiliate under the Plan (i) during any such period of affiliated status, and (ii) to the extent specifically provided elsewhere in the Plan, during any period preceding a period of such affiliated status.

          1.3 "After-Tax Contributions Accounts" means the account of a Participant in each Investment Fund which is to be credited (in accordance with an Appendix to the Plan) with shares, units or amounts (as the case may be), attributable to amounts transferred to the Plan from another plan that has been merged into the Plan, that relate to after-tax contributions made on his behalf.


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          1.4 "Appropriate Form" means the form provided or prescribed by the
Plan Administrator for the particular purpose.

          1.5 "Beneficiary" or "Beneficiaries" means the person or persons who, under Section 9, are to receive any death benefits payable on behalf of a Participant under the Plan upon death prior to benefit commencement. A Beneficiary shall include a fiduciary, whether individual or corporate.

          1.6 "Board" means the Board of Directors of the Company.

          1.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          1.8 "Company" means AmeriData Technologies, Inc.

          1.9 "Company Matching Contributions" means the matching contributions made by a Participating Employer on behalf of a Participant under Section 3.1.

          1.10 "Company Matching Contributions Account" means the account of a Participant in each Investment Fund which is to be credited with shares, units or amounts (as the case may be) attributable to Company Matching Contributions made on his behalf to such Investment Fund.

          1.11 "Compensation" means wages as defined in section 3401(a) of the


Code for purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed. Notwithstanding the foregoing, compensation shall


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include any amount which is not includable in the gross income of the
Participant under section 125, 402(a)(8), 402(h) or 403(b) of the Code pursuant to a salary reduction agreement. A Participant's Compensation for any year shall not, however, exceed the maximum amount permissible under section 401(a)(17) of the Code. In determining the Compensation of a Participant for purposes of this limitation and any similar limitation elsewhere in the Plan, the rules of section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 before the close of the year. If, as a result of the application of such rules, the limitation is exceeded, then the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined prior to the application of this limitation.

          1.12 "Employee" means a person who is employed as a common-law employee by a Participating Employer (and who is not in a unit covered by a collective bargaining agreement, unless such agreement expressly provides for participation in the Plan), subject to the provisions of Section 1.29.

          1.13 "Employer Contributions" means Company Matching Contributions and 401(k) Contributions.

          1.14 "Entry Date" means January 1, April 1, July 1 and October 1 of each Year.


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          1.15 "ERISA" means the Employee Retirement Income Security Act of
1974, as it may be amended from time to time.

          1.16 "401(k) Contributions" means the contributions made by a Participating Employer on behalf of a Participant under Section 3.2.

          1.17 "401(k) Contributions Account" means the account of a Participant in each Investment Fund which is to be credited with shares, units or amounts (as the case may be) attributable to 401(k) Contributions made on his behalf to such Investment Fund.

          1.18 "GEIM" means GE Investment Management Incorporated.


          1.19 "Investment Fund" or "Investment Funds" means, singly or collectively, as the case may be, the investment funds provided for under
Section 4.1.

          1.20 "Mutual Fund" shall mean any mutual fund managed by GEIM which is a registered investment company and in which the assets of any of the Investment Funds are invested pursuant to Section 4.1.

          1.21 "Normal Retirement Date" means the first day of the month coincident with or next following the Participant's 65th birthday. Any termination of employment by a Participant on or after such date, other than by death, shall be considered a retirement under the Plan.

          1.22 "Participant" means a person who has become covered by the Plan as provided in Section 2 and whose participation has not terminated thereunder.


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          1.23 "Participating Employer" means, collectively or individually, as the context may indicate, the Company and any Affiliate that shall be designated by the Board as a Participating Employer and that shall have adopted the Plan. Any such Affiliate shall be considered a Participating Employer under the Plan only during its actual period of participation, unless otherwise specifically provided in any Appendix to the Plan.

          1.24 "Plan" means the Sage Technologies, Inc. Employee Savings Plan, as it may be amended from time to time. The Plan is hereby designated as a profit sharing plan, but Employer Contributions due under the Plan shall be made whether or not the Participating Employers have current or accumulated profits.

          1.25 "Plan Administrator" means the person designated by the Board to administer the Plan.

          1.26 "Prior Employer Contributions Accounts" means the account of a Participant in each Investment Fund which is to be credited (in accordance with an Appendix to the Plan) with shares, units or amounts (as the case may be), attributable to amounts transferred to the Plan from another plan that has been merged into the Plan, that relate to employer contributions made on his behalf.

          1.27 "Rollover Account" means the account of a Participant in each Investment Fund which is to be credited with shares, units or amounts (as the case may be)


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attributable to Rollover Contributions made by him to such Investment Fund.

          1.28 "Rollover Contributions" means the Rollover Contributions made by a Participant under Section 14.



          1.29 "Service" means employment as an Employee, subject to the following:

          (a) An Employee's Service shall include the period from the date of commencement of his employment as an Employee to the date of termination of such employment, subject to the provisions of this Section 1.29.

          (b) An Employee shall not be treated as having terminated Service during any period he is (i) on a leave of absence approved by a Participating Employer, (ii) absent on account of service in the United States Armed Forces, to the extent that service credit for such period is required by applicable law, or (iii) absent on account of illness but has not yet terminated employment on account of Total and Permanent Disability. However, an Employee who is absent under (i) above shall be considered to terminate Service on the first anniversary of the date such absence begins or, if earlier, on such date as he quits, is discharged, retires or dies. During a period of unpaid absence described above, an Employee may not become a Participant of the Plan, nor may contributions be made by him or on his behalf to the Plan. Notwithstanding the foregoing, during any period of paid leave of absence (not in excess of two years), an

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     Employee shall be treated for purposes of the Plan as though he were actively employed.

          (c) Any Employee shall receive Service credit for any period of employment with a predecessor to a Participating Employer to the extent required by section 414(a)(1) of the Code or under regulations prescribed pursuant to section 414(a)(2) of the Code.

          (d) Any period during which an individual is employed by an Affiliate that is not a Participating Employer, either before or after employment covered by the Plan, shall be treated as employment as an Employee for all purposes of the Plan. However, no person may become a Participant during any such period or have contributions made by him or on his behalf for any such period. Subject to the foregoing, if an Employee transfers from employment with the Participating Employer to employment with an Affiliate, his employment hereunder will not be deemed terminated until such time as he shall cease to be employed by any Affiliate. In the event that an Employee shall during any period be employed at the same time by a Participating Employer and one or more Affiliates that are not Participating Employers, he shall be treated for all purposes of the Plan as though his employment during such period were entirely with the Participating Employer. In this case, however, any

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     compensation from the Affiliate shall be taken into account for Plan purposes only to the extent specifically provided in the Plan.

          (e) Any period during which an individual is employed by a Participating Employer other than as an Employee, either before or after employment covered by the Plan, shall be treated as employment as an Employee for all purposes of the Plan, except that no person may become a Participant or elect to have contributions made by him or on his behalf during any such period.

          (f) In the case of any person who is a "leased employee" of a Participating Employer, the entire period during which the individual performed services for the Participating Employer or an Affiliate shall be treated in the same manner as a period of employment with an Affiliate other than a Participating Employer, assuming such period is not being taken into account under any other provision of the Plan. A person who is performing services for a Participating Employer, and is not a common-law employee of the Participating Employer or an Affiliate, shall be considered a "leased employee" if:

               (i) such services are provided pursuant to an agreement between the Participating Employer and any other entity (hereinafter referred to as the "leasing organization"),

               (ii) such person has performed the services for the Participating Employer or an Affiliate (or a

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          related Company within the meaning of section 144(a)(3) of the Code)
          on a substantially full-time basis for a period of at least one year, and

               (iii) such services are of a type historically performed, in the business field of the Participating Employer, by employees.

               Notwithstanding the foregoing, a person shall not be considered a leased employee if (A) he is covered by a plan maintained by the leasing organization that constitutes a safe harbor plan under section 414(n)(5) of the Code and (B) leased employees do not constitute more than 20 percent of the Participating Employer's non- highly compensated work force. In applying the provisions of this subparagraph (f) above, the Participating Employer may rely upon a written certification by the leasing organization that an individual is covered by a plan of the type described.

          (g) A Participant's number of years of Service shall equal the total number of calendar months during which he has any Service divided by 12.

          1.30 "Total and Permanent Disability" means a physical or mental injury or disorder as a result of which a Participant becomes entitled to long-term disability benefits under a long-term disability benefits program maintained by his Participating Employer. A Participant's employment shall be considered to terminate on account of Total and Permanent Disability on the first day of the month next following the

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commencement of payment of long-term disability benefits to him.

          1.31 "Trust Agreement" means any trust agreement which the Company has entered into or adopted for purposes of funding benefits under the Plan as described in Section 4.6, collectively referred to as the "Trust Agreements".

          1.32 "Trust Fund" means the trust fund established and maintained under any Trust Agreement.

          1.33 "Trustee" means the trustee under any Trust Agreement, collectively referred to as the "Trustees".

          1.34 "Valuation Date" means each business day on which the shares of the Mutual Funds are valued in accordance with the usual procedures of GEIM.

          1.35 "Year" means the plan year, which shall be the calendar year, except that the first plan year shall begin on December 1, 1993 and end on December 31, 1993.


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                                    SECTION 2

                          Eligibility and Participation

          2.1 Participation. Each person who is an Employee on December 1, 1993, or on such later date as his Employer shall become a Participating Employer, shall be eligible to participate in the Plan as of the first payroll period that begins on or after such date. Each other person who becomes an Employee shall be eligible to participate in the Plan as of the first payroll period that begins on or after the Entry Date next following his completion of three months of Service and attainment of age 20-1/2.

          An Employee may become a Participant as of the first payroll period for which he is eligible for participation, or as of the first payroll period that begins after any subsequent Entry Date, by filing the Appropriate Form with the Plan Administrator at least 30 days in advance, or within such other period as the Plan Administrator may require.

          Notwithstanding the foregoing, if any person becomes an Employee on account of an acquisition designated in writing by the Chief Executive Officer of the Company as a "Covered Acquisition" under this Section, such person shall be eligible to become a Participant on such earlier date as shall be designated by such officer.

          Notwithstanding the foregoing, an Employee may become a Participant solely for purposes of making Rollover Contributions prior to having satisfied the eligibility requirements for participation in the Plan for other purposes.


                                       11

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          2.2 Resumption of Participation after Suspension. If a Participant's active participation in the Plan has been suspended in accordance with Section
1.29 during a period of employment other than as an Employee or with an Affiliate and he again becomes an Employee, he may resume active participation in the Plan as of the first payroll period following his resumption of Employee status, or as of the first payroll period that begins after any subsequent Entry Date. In order to resume such participation, such Participant shall file the Appropriate Form with the Plan Administrator at least 30 days in advance, or within such other period as the Plan Administrator may require.

          2.3 Termination of Participation. The participation of a Participant shall cease at such time as neither he nor his Beneficiary is entitled to any benefits under the Plan.

          If a person retires or otherwise terminates employment and is not reemployed by a Participating Employer thereafter, the rights of such person, and his Beneficiaries and others claiming rights under the Plan in his place, to retirement or other benefits under the Plan shall be governed by the applicable provisions of the Plan as in effect on or before the date such person retired or terminated employment, except to the extent the provisions of the Plan specifically provide otherwise or as otherwise required by law.


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          A Participant who receives the full value of his interest in the Plan upon his termination of employment shall thereupon cease to be a Participant.

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                                    SECTION 3

                             Employer Contributions

          3.1 Company Matching Contributions. The Participating Employers shall contribute as a Company Matching Contribution for each Year, on behalf of each


Participant eligible to share therein, such percentage as the Board shall determine (prior to the close of the Year) of the 401(k) Contributions made on behalf of such eligible Participant that are not in excess of 6% of his Compensation for the Year.

          A Participant shall be entitled to share in the Company Matching Contribution for any Year only if such Participant (i) is employed by a Participating Employer on the last day of the Year or (ii) is not thus employed on the last day of the Year because he died, retired or terminated employment on account of a Total and Permanent Disability during the Year.

          If the Board shall so determine, all or a portion of the Company Matching Contribution for any Year shall be contributed in shares of the Company's Common Stock (rather than in cash), with the number of shares thus contributed to be based on the dollar amount due and the current market value of the Company's Common Stock on the date of contribution (as determined in accordance with Section 4.1).

          3.2 401(k) Contributions. A Participant may elect to have his salary for each payroll period reduced by a whole percentage from 1% to 15% of his Compensation, in order to have 401(k) Contributions made on his behalf by his

Participating Employer, effective as of the payroll period in which his participation begins, or as of the first payroll period that begins after any subsequent Entry Date. Notwithstanding the foregoing, an Employee who becomes a Participant on the first payroll period beginning after December 1, 1993, may elect an extra salary reduction for such payroll period in an amount equal to the amount by which his Compensation for the next preceding payroll period would have been reduced (based on his salary reduction election for the first payroll period beginning after December 1, 1993) if the Plan had been in effect for such next preceding payroll period. Each Participating Employer shall make a 401(k) Contribution for each payroll period, on behalf of each of its Employees who has elected a salary reduction hereunder, in the same amount as the Employee's reduction in salary for such payroll period.

          Any salary reduction election shall be made by written notice filed with the Plan Administrator on the Appropriate Form at least 30 days prior to the effective date of such election, or within such other period as the Plan Administrator may require. Any such reduction shall be accomplished through a ratable reduction in the Employee's pay for each payroll period that the election is in effect. In the event that, for administrative reasons, actual reductions in pay cannot be commenced in the payroll period in which an election is to become effective, any reductions missed shall be made up through a pro rata increase in the remaining reductions to be made during the Year. The amount of such increase shall be based on the assumption that the Employee will continue to be employed as an Employee during the remainder of the Year. If such employment in fact terminates during the Year, there will be no further make-up of such missed reductions.

          Subject to the limits set forth in this Section 3, a Participant may increase or decrease the rate of his salary reductions effective as of the first payroll period commencing on or after January 1, April 1, July 1 or October 1 of any Year, by filing written notice with the Plan Administrator on the Appropriate Form at least 30 days prior to the effective date of such increase or decrease, or within such other period as the Plan Administrator may require; provided, however, that a Participant may not make more than two such elections during any Year. Except as provided herein, no change may be made in the rate of salary reductions.

          A Participant may elect to suspend his salary reductions, effective as of any payroll period, by filing written notice with the Plan Administrator on the Appropriate Form at least 30 days prior to the effective date of such election, or within such other period as the Plan Administrator may require. Such Participant may thereafter resume his salary reductions as of the first payroll period beginning after the second Enrollment Date following such suspension, by giving at least 30 days advance written notice to the Plan Administrator on the Appropriate Form, or giving

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such notice within such other period as the Plan Administrator may require.

          3.3 Payment and Crediting of Contributions under Sections 3.1 and 3.2. Amounts due as Company Matching Contributions under Section 3.1 for any Year shall be remitted to the Trustee as soon as practicable after the end of the Year with respect to which they are made. Amounts due as 401(k) Contributions under Section 3.2 for any payroll period shall be remitted to the Trustee as soon as practicable after the end of the month for which they are due. Contributions shall be credited to Participants' Accounts as of the earliest practicable Valuation Date on or following the date such amounts are actually invested in the Investment Funds, in accordance with the customary procedures of the Trustee.

          3.4 Limitation on Employer Contributions. Notwithstanding the foregoing provisions of this Section 3, the contributions made by any Participating Employer hereunder for any calendar year shall in no event exceed the amount deductible by it for Federal income tax purposes for such calendar year.

          3.5 Limitations on 401(k) Contributions. Notwithstanding the foregoing provisions of this Section 3, the following limits on 401(k) Contributions shall apply.




               A. Dollar Limit. The total amount of 401(k) Contributions contributed on behalf of any Participant for any calendar year shall not exceed $8,994, or such other amount as may be the maximum annual amount permitted under section

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402(g) of the Code or other applicable law for such year, less any amount previously contributed or to be contributed during such year as elective deferrals pursuant to section 401(k) of the Code to another profit sharing or stock bonus plan maintained by a Participating Employer or an Affiliate during such year. Any salary reduction election made by a Participant shall be cancelled to the extent necessary to conform to such limit on the maximum amount of 401(k) Contributions. The amount as to which such salary reduction election is cancelled shall be paid to the Participant in cash.

          If, despite the foregoing, the aggregate elective deferrals pursuant to section 401(k) of the Code contributed during any calendar year for any Participant under the Plan and under other profit sharing or stock bonus plans maintained by a Participating Employer or an Affiliate nevertheless exceed the maximum dollar amount permitted under section 402(g) of the Code, the amount of any such excess for the calendar year shall be distributed to the Participant from such plans no later than April 15 of the next following calendar year. If the Participant shall have made such contributions to more than one such plan, such distribution shall be made on a pro rata basis from the Plan and each such other plan, unless the Participant notifies the Plan Administrator, in a notarized writing not later than March 1 following the close of the calendar year, that such distribution should be made from the Plan and each such other plan in some other proportion. In any case of excess deferrals as described above, the Participant shall be deemed to have notified the Plan that excess deferrals have been contributed on his behalf and shall be deemed to have designated such deferrals as excess deferrals.

          In addition, if a Participant notifies the Plan Administrator, in a notarized writing not later than March 1 following the close of the calendar year, that more than the maximum dollar amount permitted under section 402(g) has been contributed as 401(k) Contributions on his behalf for such calendar year as a result of his participation in a qualified retirement plan of another employer and he designates the amount which constitutes an excess deferral under the Plan, the amount of any such excess 401(k) Contributions to the Plan for the calendar year shall be distributed to the Participant from his Accounts not later than April 15 of the next following calendar year.

          Any amount to be distributed from the Plan for any calendar year in accordance with the foregoing provisions of this Part A shall be adjusted to reflect gain or loss during such calendar year considered allocable to the excess 401(k) Contribution, but not gain or loss since the end of such calendar year. For this purpose, the gain or loss considered allocable to an excess 401(k) Contribution shall equal the total net gain or loss for the calendar year in the Participant's 401(k) Contributions Accounts, multiplied by a fraction the numerator of which is the amount of the

Participant's excess 401(k) Contributions for the calendar year and the denominator of which is the sum of the aggregate balance in such Accounts at the beginning of such calendar year plus the aggregate of all 401(k) Contributions made to the Participant's Accounts for such calendar year.

          The amount of excess 401(k) Contributions that is to be distributed hereunder to a Participant from his Accounts with regard to any calendar year shall be reduced by the amount of any excess 401(k) Contributions previously distributed to such Participant under Part B of this Section 3.5 for such calendar year. In the event any such reduction shall be applicable, to the extent required by Treasury Regulations issued under section 402(g) or 401(k) of the Code, such prior distribution of excess 401(k) Contributions under Part B shall be treated as though it had been a distribution of excess 401(k) Contributions under this Part A.

          Any Company Matching Contributions that are made with respect to any 401(k) Contributions distributed hereunder shall be forfeited as of December 31 of the calendar year for which they were made. Such Company Matching Contributions shall be adjusted to reflect gain or loss in a manner comparable to the procedure described above. For purposes of determining whether Company Matching Contributions must be forfeited, in connection with a distribution of 401(k) Contributions for any period under this Section 3.5(A) or under Section 3.5(B) it shall be assumed that Company Matching Contributions for such period related to 401(k) Contributions for the Participant remaining in the Plan, to the extent thereof.

               B. Deferral Percentage Limit. In no event shall a Participating Employer make 401(k) Contributions for Participants for any Year that would result in a violation of the deferral percentage limitation set forth below. The deferral percentage for eligible Employees who are "highly compensated employees" (the "Highly-Paid Group") shall not exceed the greater of (a) or (b) below:

          (a) the deferral percentage for the eligible Employees who are not in the Highly-Paid Group, times 1.25, or




          (b) the deferral percentage for the eligible Employees who are not in the Highly-Paid Group, times 2.0, but only if the deferral percentage for the eligible Employees who are in the Highly-Paid Group does not exceed the deferral percentage for eligible Employees who are not in the Highly-Paid Group by more than 2.0 percentage points.

          The deferral percentage for each of the above groups of eligible Employees for any Year shall be the average of the ratios, calculated separately for each eligible Employee in the particular group, of:

          (i) the aggregate amount of the 401(k) Contributions paid to the Plan on his behalf for such Year, to

          (ii) the eligible Employee's Compensation paid by the Participating Employer and its Affiliates for such Year, for those periods during which he is an eligible Employee.

          In applying the foregoing limitation at any time with regard to a particular Year, to the extent required by applicable Treasury Regulations issued under section 402(g) or 401(k) of the Code, 401(k) Contributions for such Year previously distributed to a Participant pursuant to Part A of this Section 3.5, including 401(k) Contributions considered to have been thus distributed pursuant to the terms of such Part A, shall nevertheless be taken into account without regard to the fact that they have been distributed, except that 401(k) Contributions thus distributed pursuant to Part A to a Participant who is not in the Highly-Paid Group in order to conform to the requirements of section 401(a)(30), i.e., excess deferrals pursuant to section 401(k) of the Code contributed to plans maintained by a Participating Employer or an Affiliate, shall not be taken into account for purposes of the foregoing limitation.

          Notwithstanding the foregoing, if a Participating Employer aggregates two or more plans for the purpose of satisfying section 410(b) of the Code (other than section 410(b)(2)(A)(ii)), such plans shall be treated as one plan for purposes of the deferral percentage limitation described above.

          For purposes of this Section, the term "highly compensated employee" shall be defined as provided in section 414(q)(1) through (12) of the Code. To the extent and in the manner provided in Regulation 1.414(q)-1T Q&A-14, the Company may elect to make the look-back year calculation for a determination year on the basis of the calendar year ending with or within the applicable determination year (or, in the case of a determination year that is shorter than twelve months, the calendar year ending with or within the twelve-month period ending with the end of the applicable determination year).




          The following special rules shall apply in calculating the deferral ratio for any eligible Employee who is a "highly compensated employee":

          (i) If any such Employee is eligible to have contributions under section 401(k) of the Code made on his behalf under any other plan maintained by a Participating Employer or an Affiliate for any Year, such deferral ratio shall be calculated for him for such Year as though such contributions made on his behalf under any such other plan were made under this Plan. Such deferral ratio shall likewise be calculated for such Year as though any other employer contributions required to be taken into account under such other plan in applying the deferral rate requirement under section 401(k)(3) of the Code were made under this Plan. In addition, such deferral ratio shall be calculated for such Year as though any compensation required to be taken into account in applying the test under section 401(k)(3) of the Code under such other plan that is not otherwise taken into account under this Part B were paid by the Participating Employer to such Employee.

          (ii) In determining the above ratio for any Employee in the Highly-Paid Group, the 401(k) Contributions and the Compensation of such Employee shall include such Contributions and Compensation of all of the Employee's "family members" covered under Code section 414(q)(6), with such family group to be considered a single highly compensated employee for purposes hereof. Such family members shall be disregarded in determining the deferral percentage for the eligible Employees who are not in the Highly-Paid Group. For purposes of the foregoing, (i) Contributions shall include contributions required to be taken into account in applying the deferral rate requirement under Code section 401(k)(3) under any other plan of the Participating Employer or its Affiliates and (ii) Compensation shall include compensation paid by any Affiliate of a Participating Employer.

          The Plan Administrator shall reduce the maximum rate of 401(k) Contributions that may be elected by Participants who are in the Highly-Paid Group to the extent necessary to ensure that the foregoing limitations set forth in this Part B of Section 3.5 are not exceeded. In the event that as a result of any such decrease in the maximum permissible rate of 401(k) Contributions, a salary reduction election made by a Participant cannot be fully effectuated during any Year, the Participant's salary reduction election shall be cancelled to the extent necessary to conform to such decrease. The amount as to which such reduction election is cancelled shall be paid to him in cash.


          No Participant may elect a rate of salary reduction for any Year which the Plan Administrator determines is likely to result in a deferral percentage that exceeds the limitations of this Section 3.5. To enforce this requirement, at least once each Year, the Plan Administrator shall review the salary reduction elections made for such Year to determine whether the deferral percentage limitations of this Section 3.5 will be satisfied.

          To the extent that despite the foregoing any 401(k) Contributions are made for Participants in the Highly-Paid Group for any Year in violation of the deferral percentage limit set forth above, such excess contributions, determined in accordance with section 1.401(k) - (f)(2) of the Treasury Regulations, and taking into account any applicable rules relating to family aggregation, shall be distributed by the Plan to Participants by March 15 of the Year next following the Year for which such excess contributions were made, to the extent practicable, and in no event later than December 31 of the Year next following the Year for which such excess contributions were made; provided, however, that to the extent required under applicable Treasury Regulations issued under section 401(k) of the Code, any distribution required to be made to a Participant under this paragraph shall be reduced by any excess 401(k) Contributions previously distributed, including 401(k) Contributions considered to have been previously distributed, to the Participant pursuant to Part A of this Section 3.5.

          The amount distributed to any Participant pursuant to the foregoing with regard to excess contributions for any Year shall be adjusted to reflect gain or loss during such Year considered allocable to such excess 401(k) Contributions, but not gain or loss since the end of such Year. For this purpose, the gain or loss considered allocable to excess 401(k) Contributions shall equal the total net gain or loss for the Year in the Participant's 401(k) Contributions Accounts, multiplied by a fraction the numerator of which is the amount of the Participant's excess 401(k) Contributions for the Year and the denominator of which is the sum of the aggregate balance in such Accounts at the beginning of such Year plus the aggregate of all 401(k) Contributions made to the Participant's Accounts for such Year. Any amounts distributed to a Participant pursuant to this Section 3.5, including Part A hereof, or Section
3.6 shall be taken pro rata from a Participant's Investment Funds under the Plan. Any Company Matching Contributions that were made in regard of any 401(k) Contributions required to be thus distributed, adjusted for gain or loss in a manner comparable to the procedure described above, shall be forfeited as of December 31 of the Year for which they were made.

          The deferral percentages for eligible Employees in the Highly-Paid Group and for eligible Employees who are not in the Highly-Paid Group shall be determined in accordance with any requirements established by applicable Treasury Regulations.

          3.6 Contribution Percentage Limitation for Company Matching Contributions. Notwithstanding the foregoing, in no event shall Company Matching Contributions be made on behalf of Participants for any Year in violation of the special limitations regarding contribution percentages set forth below.

          The contribution percentage for eligible Employees in the Highly-Paid Group shall not exceed the greater of (a) or (b) below:

          (a) the contribution percentage for eligible Employees who are not in the Highly-Paid Group, times 1.25, or

          (b) the contribution percentage for eligible Employees who are not in the Highly-Paid Group, times 2.0, but only if the percentage for eligible Employees in the Highly-Paid Group does not exceed the contribution percentage for eligible Employees who are not in the Highly-Paid Group by more than 2.0 percentage points.



          Notwithstanding the foregoing, if the deferral percentage for eligible Employees in the Highly-Paid Group under Part B of Section 3.5 satisfies the alternative set forth in clause (b) in the first paragraph of such Part B but does not satisfy clause (a) set forth therein, and the contribution percentage for eligible Employees in the Highly-Paid Group satisfies clause (b) above but does not satisfy clause (a), a special limitation shall apply. Under this limitation, the sum of the deferral percentages under Part B of Section 3.5 for the eligible Employees who are in the Highly-Paid Group plus the contribution percentages for such eligible Employees under this Section 3.6 may not exceed the greater of:

          (i) the maximum deferral percentage permissible for such employees under clause (a) in such Part B plus the maximum contribution percentage permissible for such Employees under clause (b) above, and

          (ii) the maximum deferral percentage permissible for such Employees under clause (b) in such Part B plus the maximum contribution percentage permissible for such Employees under clause (a) above.

Any restriction in contributions required to comply with the foregoing special limitation, or to make such special limitation inapplicable, shall be applied under this Section 3.6 (rather than under Part B of Section 3.5).

          The contribution percentage for a specified group of Employees for a Year shall be the average of the ratios, calculated separately, for each Employee in such group of:

          (i) the aggregate amount of Company Matching Contributions made on his behalf for such Year, to

          (ii) the Employee's Compensation paid by the Participating Employer and its Affiliates for such Year, for periods during which he is an eligible Employee.

          Notwithstanding the foregoing, if a Participating Employer aggregates two or more plans for the purpose of satisfying section 410(b) of the Code, other than section 410(b)(2)(A)(ii), such plans shall be treated as one plan for purposes of the contribution percentage limitation described above.

          The following special rules shall apply in calculating the contribution ratio for any eligible Employee who is a "highly compensated employee":



          (i) If any such Employee is eligible to make employee contributions or have matching employer contributions made for him under any other plan maintained by the Participating Employer or an Affiliate for any Year, such ratio shall be calculated for him for such Year as though the employee contributions made by him and matching employer contributions made on his behalf under any such other plan were made under this Plan. In addition, such ratio shall be calculated for such Year as though any compensation required to be taken into account in applying the test under section 401(m) of the Code by such other plan that is not otherwise taken into account under this Section 3.6 were paid by the Participating Employer to such Employee.

          (ii) In determining the above ratio for any Employee in the Highly-Paid Group, the Company Matching Contributions and the Compensation of such Employee shall include the Company Matching Contributions and Compensation of all of the Employee's "family members" covered under Code section 414(q)(6), with such family group to be considered a single highly compensated employee for purposes hereof. Such family members shall be disregarded in determining the contribution percentage for eligible Employees who are not in the Highly-Paid Group. For purposes of the foregoing, (i) Company Matching Contributions shall include employee contributions and matching employer contributions under any other plan of the Participating Employer or its Affiliates and (ii) Compensation shall include compensation paid by any Affiliate of a Participating Employer.

          In determining the above ratios, 401(k) Contributions for all Participants shall be taken into account, to the extent permissible under section 401(m) of the Code and applicable Treasury Regulations, if this will reduce the extent of any failure to satisfy the above contribution percentage requirements, including the special limitation set forth above.

          If the contribution percentage for eligible Employees in the Highly-Paid Group would otherwise be more than the amount permitted under the above restrictions, Company Matching Contributions on behalf of such Employees shall be reduced accordingly.

          No Company Matching Contributions shall be made which the Plan Administrator determines would result in the limitations of this Section 3.6 being exceeded. To enforce these requirements, at least once each Year, the Plan Administrator shall review the levels of 401(k) Contributions being matched for such Year to determine whether the special limitations regarding contribution percentages will be satisfied.



          To the extent that despite the foregoing a violation of this Section
3.6 occurs, to the extent necessary to correct such violation, Company Matching Contributions that were made with regard to 401(k) Contributions, adjusted for gain or loss in the manner described below, shall, to the extent vested, be distributed to Participants, in accordance with section 1.401(m)-1(e)(2) of the Treasury Regulations and taking into account applicable rules relating to family aggregation, by March 15 of the Year next following the Year for which such Contributions were made, to the extent practicable, and in no event later than December 31 of the Year next following the Year for which such Contributions were made, and shall be forfeited to the extent not vested.

          The amount distributed to a Participant under the next preceding paragraph with regard to excess contributions for any Year shall be adjusted to reflect the gain or loss during such Year considered allocable to such excess Company Matching Contributions, but not the gain or loss since the end of such Year. For this purpose, the gain or loss considered allocable to excess Company Matching Contributions shall equal the total net gain or loss for the Year in the Participant's Company Matching Contributions Accounts, multiplied by a fraction the numerator of which is the amount of the Participant's excess Company Matching Contributions for the Year and the denominator of which is the sum of the aggregate balance in such Accounts at the beginning of such Year plus the aggregate of all Company Matching Contributions made to the Participant's Accounts for such Year.

          The contribution percentages for eligible Employees in the Highly-Paid Group and for eligible Employees who are not in the Highly-Paid Group shall be determined in accordance with any requirements established by applicable Treasury Regulations. The foregoing provisions of this Section 3.6 shall be interpreted and administered in accordance with such Treasury Regulations.

          3.7 Statutory Limitations. Notwithstanding any provision of the Plan to the contrary, the maximum "Annual Addition", as hereinafter defined, to a Participant's Account during any Year shall not exceed the lesser of:

          (i) 25% of the Participant's "gross compensation" for the Year; or

          (ii) $30,000, or such greater amount as is permissible under section 415(c)(1)(A) of the Code.

          The Annual Addition for a Participant shall be the sum of:

          (1) Employer Contributions allocated to the Accounts of such

     Participant for the Year,



          (2) for purposes only of the dollar limitation specified in clause
     (ii) above, amounts allocated to an individual medical account, as defined in section 415(1)(2) of the Code, which is part of a defined benefit plan maintained by a Participating Employer, and

          (3) for purposes only of the dollar limitation specified in clause
     (ii) above, amounts attributable to post-retirement medical benefits that are allocated to the separate account of a key employee, as defined in section 419A(d)(3), under a welfare benefit fund, as defined in section 419(e), maintained by a Participating Employer or an Affiliate.

          If any Participant hereunder is also a participant in another retirement plan which (a) is a "defined contribution" plan within the meaning of section 414(i) of the Code and (b) is maintained by a Participating Employer or an Affiliate, the foregoing limitations shall be applied on an aggregate basis. The term "Affiliate" shall be modified for purposes of this Section 3.7 in accordance with section 415(h) of the Code. Any reduction in contributions under this Plan and any such other plan that is required to satisfy such limitations shall first be made in such other plan, to the extent possible.

          If any Participant hereunder is also a participant of another employee retirement plan which is a "defined benefit" plan within the meaning of section 414(j) of the Code maintained by a Participating Employer or an Affiliate, any reduction in benefits required to conform to the limits imposed by section 415(e) of the Code shall be made in such defined benefit plan.

          Notwithstanding anything elsewhere in the Plan to the contrary, any contributions distributed to a Participant in accordance with Part A of Section
3.5 in order to comply with the limitations imposed by such Section shall not be taken into account as an Annual Addition for the purposes of this Section 3.7. The Plan Administrator shall adopt such uniform rules as it shall deem necessary, in accordance with applicable Treasury Regulations, with regard to coordination of the provisions concerning distribution of 401(k) Contributions under Part B of Section 3.5 and Company Matching Contributions under Section 3.6 with the provisions of this Section 3.7.

          For purposes of this Section 3.7, the term "gross compensation" for any Year shall mean wages as defined in section 3401(a) of the Code for the purpose of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or services performed, subject to a maximum limit of such amount as may be permissible under Code section 401(a)(17).

          The contributions to be made on behalf of a Participant under the Plan may be reduced to the extent necessary, as determined by the Plan Administrator, to comply with the provisions of section 415 of the Code as provided below:

          (a) If as of the end of any payroll period the Annual Addition for the Year for any Participant would otherwise exceed the maximum permitted under this Section 3.7, the 401(k) Contributions which would otherwise be made on behalf of the Participant for the pay period in which the applicable maximum would be exceeded shall be decreased to the extent necessary to conform to such limitation. If any of such 401(k) Contributions would have been matched, the Company Matching Contributions made on behalf of the Participant shall be reduced accordingly.

          (b) Any amount of 401(k) Contributions which cannot be contributed to the Plan as a result of any such decrease shall be paid to the Participant directly, in cash.

          Subject to applicable Treasury Regulations, distributions of 401(k) Contributions may be made to the extent determined by the Plan Administrator to be necessary to conform to the limitations imposed under this Section 3.7.

          3.8 Return of Employer Contributions. Notwithstanding the foregoing or anything elsewhere in the Plan to the contrary, to the extent permitted by applicable government regulations, upon the Participating Employer's request,
(i) a contribution made under the Plan by the Participating Employer which was made by a mistake of fact shall be returned to the Participating Employer within one year after the payment of the contribution and (ii) a contribution made under the Plan by the Participating Employer as to which a deduction under section 404 of the Code is disallowed shall be returned to the Participating Employer within one year after such disallowance, to the extent disallowed. Any contribution made under the Plan by the Participating Employer is hereby specifically conditioned upon the current deductibility of the contribution under section 404 of the Code and that, in accordance with Section 3.4, no contribution shall be made under the Plan by the Participating Employer that is not currently deductible under such section 404. Any contribution to be returned to the Participating Employer in accordance with clause (i) or (ii) above shall be reduced before return to the Employer to reflect investment losses, but shall not be increased to reflect investment gains.

          Notwithstanding anything elsewhere in the Plan to the contrary, contributions by Participating Employers under the Plan are conditioned upon the initial qualification of the

          Plan under section 401(a) of the Code. If it is finally determined by the Internal Revenue Service or any court of competent jurisdiction that the Plan does not so qualify, the Trustee shall, upon written request of the Board, return the amount of such contributions to the Participating Employers within one year after the date of denial of qualifications of the Plan.

                                    SECTION 4

                           Investment of Contributions

          4.1 Investment Funds. Assets in the Trust Fund shall be invested in the following Investment Funds:

          (a) GE U.S. Equity Fund: Invested primarily in U.S. common stock through investment in shares of the GE U.S. Equity Fund.

          (b) GE Global Equity Fund: Invested primarily in foreign stocks, and may also be invested in U.S. common stocks, through investment in shares of the GE Global Equity Fund.

          (c) GE Strategic Investment Fund: Invested primarily in U.S. and foreign stocks, convertible securities and bonds through investment in shares of the GE Strategic Investment Fund.

          (d) GE Fixed-Income Fund: Invested primarily in U.S. and foreign corporate bonds, government bonds and mortgage-backed and asset-backed securities through investment in shares of the GE Fixed-Income Fund.

          (e) GE Money Market Fund: Invested primarily in high-grade, short-term U.S. government and corporate money market securities through investment in shares of the GE Money Market Fund.

          (f) GE Stable Income Fund: Invested primarily in pooled investment contracts with short-term maturities through investment in a collective investment fund maintained by State Street Bank and Trust Company for the investment of assets of employee benefit plans qualified under section 401 of the Code (and the terms of the instrument establishing such collective investment fund shall be part of the Plan and the Trust Agreement).

          (g) Common Stock Fund: Invested entirely in the Company's Common Stock. To the extent that contributions to the Company Stock Fund are not made in shares of the Company's Common Stock, shares of the Company's Common Stock shall be purchased by the Trustee from time to time out of funds held by the Trustee under the Plan, to the extent and in such manner as shall be permitted by ERISA, (i) on the open market at prevailing market prices, (ii) in privately negotiated transactions, at current market value, or (iii) directly from the Company, if the Company makes either treasury shares or authorized but unissued shares available for sale to the Trustee at no more than the current market value. For purposes of this subsection, the current market value of the Company's

               Common Stock shall mean, with respect to any day, the last reported sales price of such stock on the New York Stock Exchange or, if the Company's Common Stock is not listed on such exchange, on the principal national securities exchange on which the Company's Common Stock is listed. Any purchase in accordance with
               (iii) above shall be made only at the close of business on a day in which the current market value of such stock can be determined. The Trustee may, at its discretion, maintain a portion of the Company Common Stock Fund in cash or short term investments to provide liquidity for distributions, transfers or other plan activity.

          Notwithstanding anything herein to the contrary, the Trustee in its discretion may from time to time retain in or transfer to a collective short-term fixed income investment fund maintained by the Trustee such amounts as it shall consider appropriate to provide funds for the payment of current benefits or current expenses of the Plan.

          4.2 Responsibility for Investments. The selection of an investment option is the sole responsibility of each Participant. The fact that an Investment Fund is available to Participants for investment under the Plan shall not be construed as a recommendation for the allocation of amounts to that Investment Fund. The designation of any investment option shall not impose any liability on a Participating Employer, its directors, officers or employees, the Trustee, the Plan Administrator, or any Participant in the Plan. Subject to any applicable provisions of law, each

Participant assumes all risks connected with any decrease in the market value of any securities in the Investment Funds, and such Investment Funds shall be the sole source of payments to be made under the Plan.

          4.3 Investment of Contributions. Contributions made on behalf of a Participant, other than Company Matching Contributions made in Company Common Stock, shall be invested, at the written election of the Participant, in multiples of 10% (5%, effective April 1, 1996), in one or more of the Investment Funds. Contributions to the Participant's Account prior to the effective date of any such election shall be invested in the GE Money Market Fund. Any election that is filed before the various Investment Funds become administratively available as to contributions made to the Plan with respect to periods beginning after December 1, 1993, shall be deemed to be an effective election as to contributions paid into the Plan after such Investment Funds become thus available (but not as to contributions paid into the Plan before such Investment Funds become thus available, which contributions shall continue to be held in the GE Money Market Fund until transferred in accordance with Section 4.5).

          4.4 Change in Investment of Future Contributions.

          A Participant may change his investment election under Section 4.3 with respect to future contributions at any time, by notification to the Trustee in the manner approved by the Plan Administrator, with such change to be effective as promptly as practicable after the Trustee's receipt of such notice, in accordance with the Trustee's customary procedures; provided, however, that a Participant shall not be permitted to make more than four such elections in any Year. Any such revised election must provide for allocation of such contributions among the Investment Funds in multiples of 10% (5%, effective April 1, 1996).

          4.5 Transfers Between Investment Funds. A Participant may elect to transfer all or any portion of his Accounts in any Investment Fund or Funds to any other Investment Fund or Funds by notification to the Trustee in the manner approved by the Plan Administrator, with such transfer to be effective as of the earliest practicable Valuation Date following receipt of such notice by the Trustee; provided, however, that (i) a Participant shall not be permitted to make more than four such elections in any Year and (ii) a Participant may not transfer from the Company Stock Fund any amount attributable to Company Matching Contributions made on his behalf in shares of Company Common Stock. Any such transfer election shall allocate the Participant's existing Account balances among the Investment Funds in multiples of 10% (5%, effective April 1, 1996).

          4.6 Establishment of Trust Fund. For the purpose of funding the Plan,

the Company has entered into a Trust Agreement with the Trustee.



          The Trustee may be removed at any time by the Board, in accordance with the provisions of the Trust Agreement, and a new Trustee appointed.

          4.7 Voting of Shares held in the Common Stock Fund. The Trustee shall vote all shares of the Company's Common Stock held under the Plan in the Common Stock Fund on each matter presented to the shareholders, in such manner as it shall determine in its discretion.

                                    SECTION 5

                             Vesting and Forfeitures

          5.1 Vesting. A Participant shall have fully vested rights at all times to the value of his 401(k) Contributions Accounts, his Rollover Accounts, his After-Tax Contributions Accounts and his Prior Employer Contributions Accounts.

          A Participant's rights to the value of his Company Matching Contributions Accounts shall vest in accordance with the following schedule:

          Years of Service                    Vested Percent
          ----------------                    --------------
          Less than 1                               0%
          At least 1                              100%

          Notwithstanding the foregoing, a Participant's rights to his Company Matching Contributions Accounts shall be fully vested upon (i) his reaching age 65 while employed by the Company, (ii) his termination of employment by reason of death, (iii) his termination of employment on account of Total and Permanent Disability, (iv) termination of the Plan or complete discontinuance of contributions to the Plan, or (v) partial termination of the Plan, if such partial termination is applicable to the Participant.

          5.2 Forfeitures. If a Participant terminates employment other than by reason of retirement, Total and Permanent Disability or death and he does not have a fully vested interest under Section 5.1 above in his Company Matching Contributions Accounts, the nonvested portion of such Accounts shall be forfeited. Such forfeiture shall occur as of the fifth anniversary of his termination of Service or, if earlier, as of the date his vested interest in the Plan is paid to him.

          The value of any amounts thus forfeited, or forfeited under Section

9.13, by Participants shall be used as promptly as practicable to reduce future


Employer Contributions to be made by the Participating Employers.

          Notwithstanding the foregoing, if the Plan is terminated, or contributions thereunder permanently discontinued, any amount not previously applied to reduce Employer Contributions shall be allocated among all Participants in proportion to their Compensation for the Year in which such termination or permanent discontinuance occurs.

                                    SECTION 6

                                    Accounts

          6.1 Separate Accounts. The Plan Administrator shall maintain for each Participant the following separate Accounts in each Investment Fund to which contributions, if any, are made by him or on his behalf:

          (a)  a Company Matching Contributions Account;

          (b)  a 401(k) Contributions Account;

          (c)  a Rollover Account;

          (d)  an After-Tax Contributions Account; and

          (e)  a Prior Employer Contributions Account.

          The Plan Administrator shall also maintain any other bookkeeping accounts and/or records it shall consider necessary for administration of the Plan.

          6.2 Valuation of Investment Funds. A Participant's Accounts invested in each Mutual Fund shall be represented in shares, his Accounts in the GE Stable Income Fund shall be represented in collective trust fund units and his Accounts in the Common Stock Fund shall be represented in dollars. The value of any Account invested in the Mutual Funds on any Valuation Date shall equal the number of shares of the applicable Mutual Fund held for the Participant in such Account multiplied by the value on such Valuation Date of such a share. In the case of Accounts invested in each Mutual Fund, such share value shall be determined in accordance with the applicable Mutual Fund's customary procedures. The value of any Account invested in the GE Stable Income Fund shall equal the number of collective trust fund units held for the Participant in such Account multiplied by the value on such Valuation Date of such a unit. In the case of Accounts held in the GE Stable Income Fund, such unit value shall be determined in accordance with the customary procedures of State Street Bank and Trust Company. The value of the Common Stock Fund shall be determined by the Trustee as of each Valuation Date on the basis of market values and shall reflect income earned or accrued, expenses and any other increase or decrease in the value of the Investment Fund due to investment experience since the immediate preceding Valuation Date. Participants' Accounts in the Common Stock Fund shall be adjusted as of each Valuation Date to reflect any change in the value of such Investment Fund since the preceding Valuation Date.

          A Participant's Accounts shall also be adjusted as of each Valuation Date to reflect contributions, withdrawals, distributions, loans and loan repayments, and transfers between Investment Funds since the next preceding Valuation Date.

          For purposes of the foregoing:

          (1) contributions shall be credited as described in Sections 3.3 and
     14.1 of the Plan;

          (2) a withdrawal or distribution shall be deducted as of the Valuation Date as of which it is effective under Section 7 or 9 (as the case may be); and

          (3) transfers between Investment Funds shall be reflected as of their effective date under Section 4.5.

          (4) an appropriate adjustment shall be made to reflect any loans made as of the current Valuation Date, or loan repayments received since the next preceding Valuation Date.

                                    SECTION 7

                          Withdrawals During Employment

          7.1 Hardship Withdrawals. Subject to the restrictions set forth below, a hardship withdrawal may be made by a Participant by following the procedures set forth by the Plan Administrator. Any such withdrawal shall be permitted only on account of an immediate and heavy financial need of the Participant and only in an amount necessary to satisfy such financial need. Upon a Participant's request, notwithstanding any provision in this Section 7.1 to the contrary, the amount necessary to satisfy an immediate and heavy financial need shall be increased by the amount of federal, state and local income taxes reasonably anticipated to result from the distribution, based on an assumed tax rate equal to a percentage, not in excess of 20%, determined by the Participant, plus 10%


for the additional tax imposed under section 72(t) of the Code, if applicable.

          The existence of an immediate and heavy financial need, and the amount necessary to meet such need, will be determined by the Plan Administrator in accordance with the standards set forth below.

          For purposes hereof, an immediate and heavy financial need shall be limited to a need for funds for any of the following purposes:

          (1) Unreimbursed medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant, as defined in section 152 of the Code;

          (2) Purchase, excluding mortgage payments, of a principal residence for the Participant;

          (3) Payment of tuition and related educational fees for the next twelve months of post-secondary education for the Participant or his spouse, children, or dependents;

          (4) Prevention of the eviction of the Participant from his principal residence or foreclosure on the mortgage on his principal residence; and

          (5) Payment of funeral expenses of a member of the Participant's family, and similar emergency expenses.

          A Participant requesting a hardship withdrawal must represent that he has an emergency need for funds for one of the reasons specified above. The Participant shall provide the Plan Administrator with any information and evidence that the Plan Administrator considers necessary in order to determine whether such a hardship exists and the amount of the withdrawal from the Plan that is necessary to meet the hardship.

          A hardship withdrawal shall be considered to be necessary to meet such an immediate and heavy financial need only under the following circumstances:

          (1) the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant that cannot be satisfied by distributions and/or non-taxable loans of the types described in clause (2) below;

          (2) the Participant has obtained or requested all non-taxable loans currently available under the Plan and all other plans maintained by any Participating Employer or Affiliate.

          In the event of any hardship distribution to a Participant hereunder that includes amounts from the Participant's 401(k) Contributions Accounts, such Participant may not make 401(k) or comparable contributions to the Plan or to any qualified or non-qualified deferred compensation plan maintained by any Participating Employer or its Affiliates during the twelve calendar months immediately following the effective date of such hardship withdrawal. Such Participant may also not make 401(k) Contributions or comparable contributions to the Plan or to any other tax-qualified retirement plan maintained by a Participating Employer or its Affiliates, for the calendar year immediately following the calendar year of the hardship withdrawal, in excess of the applicable limit under section 402(g) of the Code for such next calendar year less the amount of such Participant's 401(k) Contributions or comparable contributions made by him or on his behalf to the Plan or to any other tax-qualified retirement plan maintained by a Participating Employer or its Affiliates for the calendar year of the hardship distribution. A similar suspension shall apply if the Participant receives a hardship withdrawal under any other tax-qualified retirement plan maintained by a Participating Employer or any Affiliate in respect of which such suspension penalty applies under such other plan.

          The foregoing provisions shall be applied on a uniform and nondiscriminatory basis and shall be subject to such changes as the Plan Administrator may deem to be necessary at any time to comply with Treasury Regulations or other rules issued under section 401(k) of the Code.

          Any distribution under this Section 7.1 shall be taken from the Participant's Accounts in the following order:

               (i)  from the value of his After-Tax Contributions Accounts;

               (ii) from the value of his Prior Employer Contributions Accounts;

               (iii) from the value of his Rollover Accounts;

               (iv) in the case of a Participant who has a fully vested interest in his Company Matching Contributions Accounts, from the value of such Accounts;

               (v) from the value of his 401(k) Contributions Accounts; provided, however, that the amount withdrawn from such


                    Accounts may not exceed the dollar amount of his 401(k) Contributions not previously withdrawn.

          Any withdrawal under this Section 7.1 shall be made as promptly as possible following the date the Plan Administrator determines that a hardship exists.

          7.2 Other Withdrawals. A Participant who has reached age 59-1/2 may elect to withdraw all or any portion of the vested value of his Accounts. Any withdrawal made under this Section 7.2 shall be made in the following order:

               (i)  from the value of his After-Tax Contributions Accounts;

               (ii) from the value of his Prior Employer Contributions Accounts;

               (iii) from the value of his Rollover Accounts;

               (iv) from the value of the vested portion of his Company Matching
                    Contributions Accounts;

               (v)  from the value of his 401(k) Contributions Accounts.

          7.3 General Rules. Notwithstanding anything to the contrary in this
Section 7, any withdrawals by a Participant shall be subject to the following conditions:

            (i) Any withdrawal made under this Section 7 shall be made by executing such documents as the Plan Administrator may require.

            (ii) No more than a total of four withdrawals under this Section 7 may be made in any Year.

            (iii) The minimum amount of any withdrawal shall be $500 or, if less, the total amount available to the Participant.

            (iv)  A Participant may not replace any amounts withdrawn.

            (v)   Any amounts withdrawn by a Participant pursuant to this
                  Section 7 shall be paid to him in a lump sum, as soon as practicable after the Valuation Date as of which the withdrawal election is effective.


            (vi)  Any suspension periods hereunder shall run concurrently.



            (vii) Any withdrawals made under this Section 7 from a particular type of Account of a Participant shall be made pro rata from the Participant's Accounts of such type in each of the Investment Funds in which the Participant has an interest; provided, however, that withdrawals shall not be made from amounts in the Participant's Company Matching Contributions Account attributable to Company Matching Contributions made on his behalf in shares of the Company's Common Stock, to the extent that amounts are available for such withdrawal from the remainder of the Participant's Company Matching Contributions Accounts.

           (viii) Any amounts withdrawn under this Section 7 shall be paid to the Participant in cash.

            (ix) A Participant may not withdraw from his Accounts any amount that is invested in a loan as described in Section 8, except in the case of a Participant who is making a withdrawal of his entire interest in the Plan.

            (x)   In the event a Participant shall make a withdrawal under
                  Section 7.2 from Accounts that are only partially vested, his remaining interest in such Accounts for purposes of any subsequent withdrawal, distribution or loan shall be adjusted, in accordance with applicable regulations under section 411 of the Code, to reflect such earlier withdrawal.

                                    SECTION 8

                                      Loans

          8.1 Amount of Loans. Subject to the provisions of this Section 8, any Participant who is employed by a Participating Employer may obtain a loan from the Plan, by following the procedures established by the Plan Administrator and executing such documents in connection therewith as the Plan Administrator may require. To the extent required by applicable Department of Labor Regulations, loans will also be available to Participants who are not employed by a Participating Employer. A Participant may have only one loan outstanding at any time.

          The amount of any loan made under this Section 8 shall not be less than $1,000.




          No loan to a Participant hereunder may exceed the lesser of:

          (i) $50,000, reduced by the greater of (a) the outstanding balance on any loan considered to have been made from the Plan to the Participant on the date the loan is approved by the Plan Administrator or (b) the highest outstanding balance on loans from the Plan to the Participant during the one-year period ending on the day before the date the loan is approved by the Plan Administrator, not taking into account any payments made during such one-year period, or

          (ii) one-half of the value of the Participant's vested interest under the Plan as of the Valuation Date immediately preceding the date on which such loan is approved by the Plan Administrator reduced by the outstanding balance of loans considered to have been made from the Plan to the Participant on the date the loan is made.

          For purposes of the restrictions set forth in the next preceding paragraph, any loan from any other tax-qualified retirement plan maintained by a Participating Employer or an Affiliate shall be treated as if it were a loan made from the Plan, and the Participant's vested interest under any such other plan shall be considered a vested interest under this Plan. However, the provisions of this paragraph shall not be applied so as to allow the amount of a loan under this Section 8.1 to exceed the amount that would otherwise be permitted in the absence of this paragraph.

          8.2 Security for Loan. Any loan to a Participant under the Plan shall be secured by the pledge of the portion of the Participant's interest in the Plan invested in such loan.

          8.3 Interest Rate. Each loan shall bear interest at a rate equal to one percentage point above the prime rate as published in The Wall Street Journal on the first business day of the month in which the loan is approved by the Plan Administrator.

          8.4 Repayment of Loans. Any loan hereunder shall be for a term of up to five years. However, any loan to a Participant the proceeds of which are to be used to acquire a principal residence of the Participant within a reasonable time of the granting of the loan may be for a term of up to 15 years. The foregoing provision shall apply only if the Plan Administrator receives evidence satisfactory to it, within such period as the Plan Administrator shall prescribe, that the proceeds of the loan are being used for the purpose specified herein.

          Repayments of loans shall be made by payroll deduction of equal amounts, comprised of both principal and interest, from each paycheck, with the first such deduction to be made as soon as practicable after the loan funds are disbursed. However, a Participant may prepay the entire outstanding balance of his loan at any time, but may not make a partial prepayment. If any payroll deductions cannot be made in full because a Participant is on an unpaid leave of absence or is no longer employed by a Participating Employer, or Affiliate that has consented to make payroll deductions for this purpose, or the Participant's paycheck is insufficient for any other reason, the Participant shall pay directly to the Plan the full amount that would have been deducted from the Participant's paycheck. Such payment shall be made on the last business day of the calendar month in which the amount would have been deducted.

          Notwithstanding the foregoing, if loan proceeds are disbursed to a Participant who then is no longer employed, pursuant to applicable Department of Labor Regulations as described above, the principal and interest on the loan will be paid in equal consecutive installments. The first such payment shall be due and payable on the last business day of the month in which the loan funds are disbursed and subsequent payments shall be due and payable on the last business day of each month thereafter.

          In the event that prior to full repayment of a loan under this Section 8, a distribution becomes payable to or on account of a Participant by reason of his termination of employment for any reason, including death, or the Participant becomes entitled to a distribution of benefits on account of attaining age 70-1/2, the loan, or an appropriate portion thereof, shall be distributed, to the extent that the Participant's remaining interest in the Plan is insufficient to provide the required distribution.

          Notwithstanding anything above to the contrary, in the event a Participant terminates employment for any reason, including death, any outstanding loan to the Participant under this Section 8 shall become immediately due and payable, except to the extent that such acceleration shall be impermissible under applicable Department of Labor Regulations.

          8.5 Default on Loan. In the event that a participant fails to make a loan payment under this Section 8 within 90 days after the date such payment is due, a default on the loan shall occur. In the event of such a default, (i) all remaining payments on the loan shall be immediately due any payable, (ii) effective as of the first day of the calendar month next following the month in which any such loan default occurs, the interest rate for such loan shall be, if higher than the rate otherwise applicable, the rate being charged on loans from the Plan that are approved by the Plan Administrator in the month in which such default occurs, (iii) no contributions shall be made on such Participant's behalf prior to the first payroll period that follows by twelve calendar months the date of repayment in full of such loan, and (iv) the Participant shall be permanently ineligible for any future loans from the Plan.

          In the case of any default on a loan to a Participant, the Trustee shall apply the portion of the Participant's interest in the Plan held as security for the loan in satisfaction of the loan on the earliest possible date. In addition, the Plan Administrator shall take any and all legal action it shall consider necessary or appropriate to enforce collection of the unpaid loan, with the costs of any legal proceeding or collection procedure to be charged to the Accounts of the Participant.

          Notwithstanding anything elsewhere in the Plan to the contrary, in the event a loan is outstanding hereunder on the date of a Participant's death, his estate shall be his Beneficiary as to the portion of his interest in the Plan invested in such loan, with the Beneficiary or Beneficiaries as to the remainder of his interest in the Plan to be determined in accordance with otherwise applicable provisions of the Plan.

          8.6 Manner of Making Loans. A request by a Participant for a loan shall be made in accordance with the procedures established by the Plan Administrator. If a loan is requested for a term in excess of five years, the Participant shall establish to the Plan Administrator's satisfaction that the loans proceeds will be used for the purpose of acquiring a principal residence for the Participant. A Participant taking a loan shall certify that he will not elect to receive a distribution from the Plan as an annuity form of benefit if he becomes eligible for such distribution while a loan under the Plan is outstanding. If a Participant's request for a loan is determined by the Plan Administrator to be in accord with the terms of the Plan, the Plan Administrator shall direct the Trustee to make the loan in cash to the Participant.

          Any loan shall be made as of the Valuation Date coincident with or next following the date the loan is processed by the Plan Administrator in accordance with its usual procedures, with disbursement of the loan funds to be made as promptly as practicable after such Valuation Date.

          Any loan under this Section 8 shall be taken from the various Investment Funds in which the Participant has an interest on a pro rata basis; provided, however, that loan amounts shall not be taken from a Participant's interest in the Company Stock Fund attributable to Company Matching Contributions made on his behalf in Company Common Stock, to the extent that other amounts held on his behalf under the

Plan are sufficient to provide the loan amount. In its discretion, the Plan Administrator may direct that a Participant's Accounts be charged reasonable fees for the processing and administration of loans; provided, however, that such fees apply to Participants on a uniform and nondiscriminatory basis.

          The amount to be taken from a Participant's interest in a particular Investment Fund shall be taken from his Accounts in such Investment Fund in the following order:

          (i)   from the value of his 401(k) Contributions Accounts,

          (ii) from the value of the vested portion of his Company Matching Contributions Accounts,

          (iii) from the value of his Rollover Accounts,

          (iv)  from the value of
                his Prior Employer Contributions Accounts,

          (v)   from the value of his After-Tax Contributions Accounts.

          8.7 Accounting for Loans. A loan to a Participant shall be considered an investment of a segregated sub-account of each of the Accounts of the Participant from which the loan is made. All loan repayments to such sub-accounts shall be credited to the Participant's Accounts in the reverse of the order in which such loans were taken from the Accounts in accordance with
Section 8.6. All loan repayments shall be reinvested exclusively in one or more of the Investment Funds in the same manner as current contributions for the Participant.

                                    SECTION 9

                               Payment of Benefits

          9.1 General. In the event of the termination of employment of a Participant for reasons other than death, subject to the provisions of Section 9.6, the vested value of his Accounts shall be paid to him in a lump sum. Such payment shall be made as of the earliest practicable Valuation Date following the Trustee's receipt of notice that a distribution is due, in accordance with its customary procedures (with actual payment thereof to be made as promptly as practicable thereafter). In the case of a Participant who terminates employment at or after Normal Retirement Date, the Plan Administrator shall give such notice to the Trustee as promptly as practicable after the Participant's termination of employment. In the case of a Participant who terminates employment prior to Normal Retirement Date, the Plan Administrator shall give the Trustee notice, on a timely basis, that a distribution is due as of the Participant's Normal Retirement Date; provided, however, that if any such Participant shall elect to receive an earlier distribution, as described in the next following paragraph, the Plan Administrator shall notify the Trustee that a distribution is due as promptly as practicable after the Plan Administrator receives such election from the Participant. However, any Participant who terminates employment, other than by death, prior to the last day of the year in which he reaches age 70- 1/2 may elect, at least 30 days before his benefit would otherwise commence, to defer receipt of the vested value of his Accounts. Receipt of such benefit may be deferred until such date as the Participant shall request payment (by notice to the Plan Administrator at least 30 but not more than 90 days prior to the date as of which benefits are to be paid, but not later than the last day of the year in which he reaches at 70-1/2), in which case the distribution shall be effective as of the earliest practicable Valuation Date following the Trustee's receipt of notice that a payment election has been filed (which notice shall be given by the Plan Administrator on a timely basis), in accordance with the Trustee's customary procedures, with actual payment to be made as promptly as practicable thereafter (and in no event later than the April 1 next following the Year in which he attains age 70-1/2).

          Notwithstanding the foregoing, any Participant who terminates employment before his Normal Retirement Date may elect, by written notice to the Plan Administrator on the Appropriate Form, to have the vested value of his Accounts paid to him in a lump sum as of the earliest practicable Valuation Date following the Trustee's receipt of notice that a distribution is due, in accordance with its customary procedures (with actual payment thereof to be made as promptly as practicable thereafter); provided, however, that such Valuation Date shall not precede his termination of employment. Any Participant who does not make such an immediate election to have the vested value of his Accounts paid to him in an immediate lump sum may elect to receive such a lump-sum distribution as of a subsequent Valuation Date preceding his Normal Retirement Date, with the amount of such payment to be based on the value of his Accounts as of the earliest practicable Valuation Date following the Trustee's receipt of notice that a distribution is due, in accordance with the Trustee's customary procedures. Notwithstanding the foregoing, no Participant election under this paragraph shall be effective unless (a) the distribution requested is made as of a Valuation Date within 90 days after receipt of such election by the Plan Administrator and (b) the notice required by section 1.411(a)-11(c) of the Income Tax Regulations has been given on a timely basis; provided, however, that if a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)- 11(c) of the Income Tax Regulations is given, provided that (1) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

          Notwithstanding anything to the contrary in this Section 9, in the case of any Participant who continues employment with a Participating Employer after the close of the calendar year in which he attains age 70-1/2, his Accounts shall be distributed to him, in accordance with the Trustee's customary procedures, as of the earliest practicable Valuation Date (on or after the last day of such year) following the Trustee's receipt of notice that the distribution is due (which notice shall be given by the Plan Administrator on a timely basis), with actual payment thereof to be made as promptly as practicable thereafter, and in no event later than April 1 of the calendar year next following the year in which the Participant attains age 70-1/2. Any Participant who continues employment after age 70-1/2 shall continue to be eligible to actively participate in the Plan. If any such Participant receives a distribution under the foregoing provisions of this paragraph, the value of his Accounts shall be distributed to him (or his Beneficiary in the case of his death) in a lump sum not later than the last day of each subsequent Plan Year (with the amount of each such payment to be based on the value of his Accounts on a Valuation Date that shall be as close as practicable to the date of payment, in accordance with the Trustee's customary procedures).

          If a contribution is made for a Participant following his termination of employment and after his Accounts are distributed to him under the Plan, he shall receive a supplemental payment equal to such contribution, with such payment to be made as soon as practicable after the date the contribution is made. If, on account of the death of the

Participant, his Accounts were distributed to his Beneficiary, such supplemental payment shall be made to the Beneficiary.

          9.2 Optional Forms of Payment. Subject to the provisions of Section

9.3 and 9.6, in lieu of a lump-sum payment, a Participant may elect to have all or a portion of his benefits provided through the purchase of a commercial annuity contract (providing benefits in such form as the Participant shall select, in accordance with this Section 9, from the benefit forms made available by the insurer). Such election shall be made by filing a written notice with the Plan Administrator within ninety days before the date as of which benefits are to be paid under Section 9.1.

          Notwithstanding the foregoing, the following restrictions shall apply to any form of benefit under this Section 9.2 or Section 9.3:

          (A) such benefit must be payable (i) over a period not exceeding the life of the Participant or lives of the Participant and his beneficiary under the annuity contract, (ii) over a period not in excess of the Participant's life expectancy or the joint and survivor's life expectancy of the Participant and his beneficiary under the annuity contract, determined as of the date his benefits commence, notwithstanding any change in such Participant's beneficiary under the annuity contract thereafter or
     (iii) in a combination of (1) and (2) above;

          (B) no form of benefit may be selected under which benefits would be payable over a period that exceeds the greater of (i) the life of the Participant or the lives of the Participant and his spouse, or the Participant's life expectancy or the joint and survivor's life expectancy of the Participant and his spouse, whether or not, in any such case, his spouse is designated as his joint annuitant, or (ii) the longest period whereby the actuarial value of the payments to be made to the Participant exceeds 50% of the aggregate amount in the Participant's Accounts, determined in any such case as of the date his benefits commence; and

          (C) all distributions required under this Section 9 shall be determined and made in accordance with the proposed regulations under section 401(a)(9) of the Code (including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations) or the requirements of any successor regulations.

          If any payment is made under this Section 9.2 or Section 9.4 to any person, in reasonable reliance on (i) a written statement by the Participant that he was unmarried, (ii) a spousal consent that on its face conformed to the requirements set forth below or (iii) evidence establishing to the Plan Administrator's satisfaction that a Participant's spouse could not be located, or that the spouse's consent to an election under the Plan was unnecessary because of other circumstances, the Plan's liability for benefits shall be satisfied to the extent of such payment and the Plan shall have no liability to any spouse to such extent.

          9.3 Statutory Joint and Survivor Annuity. Subject to the provisions of
Section 9.6 but notwithstanding anything elsewhere in the Plan to the contrary, any Participant who is married on the date as of which his benefits are to commence under Section 9.1 and elects a benefit under Section 9.2 involving a life annuity shall automatically be deemed to have elected a joint and survivor annuity benefit under such Section 9.2 as of such date, with 50% of the Participant's annuity benefit to be paid for life to his spouse after his death (hereinafter sometimes referred to as the "Statutory Joint and Survivor Annuity"). However, a Participant may file a written notice with the Plan Administrator within 90 days before the date on which his benefits are to commence, effectively waiving such Statutory Joint and Survivor Annuity and electing payment in another form of benefit under Section 9.2. Any subsequent change, by a Participant who previously elected payment under such Section 9.2 and filed a waiver, to a different form of payment or in the person designated as Beneficiary or otherwise to receive any amounts due under a form of benefit on the death of the Participant pursuant to Section 9.2 shall not be effective unless a new waiver of the Statutory Joint and Survivor Annuity, containing the notarized consent of the Participant's spouse, as described below, is filed with the Plan Administrator.


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

          Any waiver of the Statutory Joint and Survivor Annuity filed by a Participant shall be effective only if the consent of the Participant's spouse to (i) such waiver and (ii) the election of an alternative form of benefit shall be indicated thereto in writing. However, no such consent shall be necessary if the alternative form of payment elected is a joint and survivor annuity, with the Participant's spouse to receive, as the joint annuitant, a benefit equal to more than 50% of the Participant's annuity benefit. In addition, no such consent is required if (i) such spouse cannot be located, (ii) the Participant and such spouse, are legally separated or the Participant has been abandoned by such spouse, within the meaning of local law, and has a court order to such effect or
(iii) such other circumstances apply as may be prescribed by Treasury Regulations. Any such consent shall be irrevocable and must explicitly acknowledge the effect of the waiver and must be notarized.

          Any election made by a Participant waiving the Statutory Joint and Survivor Annuity provided hereunder may itself be revoked in writing not later than the date on which his benefits are to commence, effective as of the date of such revocation. If a waiver is thus revoked, another waiver may be made in accordance with the foregoing provisions of this Section 9.3.

          In the case of a Participant who elects a form of benefit under
Section 9.2 that involves a life annuity, the Plan Administrator shall prepare a notice which shall describe in general terms (i) the form of Statutory Joint and Survivor Annuity provided under this Section 9.3, (ii) the Participant's right to waive such Annuity and to revoke any such waiver, (iii) the rights of the Participant's spouse regarding such Annuity (iv) the general financial effect of waiving the Annuity and of revoking any such waiver and (v) the other optional forms of benefit available. Such notice shall also describe the Participant's right to request further financial information concerning the effect of waiving such Annuity, as described below. Such notice shall be furnished to each such Participant no earlier than 90 days and no later than 30 days prior to the date on which his benefits are to commence, or within such other time as shall be permitted by applicable Treasury Regulations. Such notice shall be furnished by mail, or personal delivery, or by such other means as the Plan Administrator shall select that conforms to the requirements of ERISA, including permanent posting at a location or locations customarily used for Employer notices to employees. If a Participant shall so request in writing at least 30 days prior to the date as of which his benefits are to commence or within 30 days after receiving the notice described above, the Plan Administrator shall furnish to the Participant by mail or personal delivery, within 30 days after the Participant's request, the additional information required by applicable Treasury Regulations. However, the Plan Administrator need not comply with more than one such request. Notwithstanding anything elsewhere in the Plan to the


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

contrary, if the Plan Administrator is thus required to furnish such additional information, a Participant's benefit shall not begin until the 91st day after such additional information is furnished.

          The Plan Administrator shall interpret the provisions of this Section
9.3 in such manner, and shall take such administrative actions hereunder, as shall be necessary to comply with applicable provisions of ERISA.

          For purposes of this Section 9.3, a Participant's "spouse" shall mean the person to whom the Participant is married on the date as of which his benefits are to commence, without regard to whether the marriage terminates at some later date. In connection with the commencement of his benefits, each Participant who elects a benefit involving a life annuity shall file a written statement with the Plan Administrator indicating whether he is married, and shall notify the Plan Administrator of any subsequent change in his marital status occurring on or before the date as of which his benefits commence.

          The Plan Administrator may delay the commencement of the benefits of a Participant or any other person until such Participant or other person shall have furnished the Plan Administrator with such information as it may reasonably require to provide benefits payable in accordance with the terms of the Plan, including such information as it may require to administer the provisions of the Plan relating to the Statutory Joint and Survivor Annuity.

          If a married Participant shall elect a form of payment under Section
9.2 that involves a life annuity and thereafter elects a lump-sum payment or any other form of payment under Section 9.2 not involving a life annuity, any such election shall require spousal consent as described above. If any such election shall be effective, the provisions of this Section 9.3 shall not thereafter be applicable to such Participant unless he again elects a form of benefit involving a life annuity.

          9.4 Death Prior to Commencement of Benefits. If a Participant's death occurs prior to payment of his benefit, through a lump sum distribution or purchase of a commercial annuity contract, the vested value of the Participant's interest in the Plan shall be paid to his Beneficiary in a lump sum as of the earliest practicable Valuation Date following the Trustee's receipt of notice that such distribution is due (which notice shall be given to the Trustee by the Plan Administrator as promptly as practicable after the Participant's death), in accordance with its customary procedures, with actual payment to be made as soon as practicable thereafter.

          The foregoing shall be subject to Section 8 in the event that a Participant dies with a loan outstanding.

          9.5 Beneficiary. Each Participant may designate a Beneficiary to whom, in the event of his death, any benefit due under Section 9.4 shall be payable. Each Participant may also elect, if desired, contingent and alternate


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

Beneficiaries. Any such Beneficiary designation may be changed by a Participant at any time. A designation or change of Beneficiary shall be made by a notice in writing filed with the Plan Administrator prior to the Participant's death. If a participant dies without a surviving designated Beneficiary, his Beneficiary shall be the person or persons then surviving in the first surviving of the following classes of beneficiaries: (a) his spouse, (b) his children, per stirpes, (c) his parents, (d) his brothers and sisters and (e) the Participant's estate.

          Notwithstanding the foregoing, if a Participant dies with a surviving spouse, such spouse shall be the Participant's Beneficiary as to any benefits payable under Section 9.4, subject to the provisions of Section 8 in the event that a Participant dies with a loan outstanding. Any designation of another person or persons as the Participant's Beneficiary hereunder in accordance with the foregoing provisions shall not be effective unless (i) the spouse consented to such designation in the manner provided below or (ii) no such consent was necessary (a) because such spouse could not be located, (b) because the Participant and such spouse were legally separated, (c) because the Participant had been abandoned by such spouse within the meaning of local law and a court order had been issued to such effect or (d) because of such other circumstances as may be prescribed in Treasury Regulations. However, a spouse's rights hereunder shall, in accordance with the provisions of Section 9.8, be


                                       75


Page>

subject to the requirements of any "qualified domestic relations order", as defined therein.

          Any spousal consent to a designation of Beneficiary hereunder must be given in writing at the time of such designation, must acknowledge the effect of such Beneficiary designation and must be notarized. Any such spousal consent shall be irrevocable.

          The Plan Administrator may require and rely upon such proof of death and such evidence of the right of any Beneficiary or other person to receive the value of the Accounts of a deceased Participant as the Plan Administrator may deem proper, and its determination of death and of the right of such Beneficiary or other person to receive payment shall be conclusive, subject to applicable provisions of law.

          9.6 Small Benefits. Notwithstanding anything in the Plan to the contrary, in the event that the total vested value of a Participant's Accounts
(i) does not exceed $3,500 as of the Valuation Date coincident with or next following the date he terminates employment for any reason, including death, and
(ii) did not exceed $3,500 on any prior Valuation Date that was the effective date of any prior distribution, including any withdrawal, such total vested value shall be paid to the Participant or his Beneficiary in a lump sum as soon as practicable after such Valuation Date (in accordance with procedures comparable to those described in Section 9.1); provided, however, that if on the date as of which payment is


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

to be made hereunder the amount to be paid exceeds $3,500, this Section 9.6 shall not apply.

          9.7 Form of Payment. Any distribution to or on behalf of a Participant shall be made in cash.

          9.8 Limitation of Assignment. Except as specifically permitted by applicable Treasury Regulations, no benefit payable at any time under the Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge, attachment, garnishment or encumbrance, and any attempt to alienate, sell, transfer, assign, pledge, attach, garnish or encumber the same shall be void, nor shall any such benefit be in any way liable for or subject to the debts, contracts, liabilities, engagements or torts of any person entitled to such benefit.

          Notwithstanding the foregoing or anything elsewhere in the Plan to the contrary, all benefits shall be paid under the Plan which are required to be paid under the terms of any domestic relations order constituting a "Qualified Domestic Relations Order" ("QDRO") under ERISA. Such payments shall be made in such manner and to such person or persons as such QDRO shall specify. The Plan Administrator shall establish reasonable procedures for determining the qualified status of any domestic relations order and for administering distributions under any QDRO.

          9.9 Limitation of Rights. No person shall have any vested right under the Plan except as otherwise expressly provided in the Plan. Neither the Plan nor any action of the


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

Board or of the Plan Administrator, heretofore or hereafter taken, shall be construed (i) to give any person a right to be retained in the employ of a Participating Employer, (ii) to furnish any basis for a claim to any benefit before or after retirement or termination of employment except as provided in the Plan, or (iii) to interfere with the right of a Participating Employer to discharge, suspend or otherwise treat any person without regard to the effect which such action might have upon him under the Plan.

          9.10 Distributions on Behalf of Incapacitated Persons. If the Plan Administrator receives evidence satisfactory to it that (i) a person entitled to receive any payment under the Plan is physically, mentally or otherwise incompetent to receive such payment and to give a valid release therefor, and
(ii) another person or an institution is then maintaining or has custody of such person and (iii) no guardian, committee or other representative of the estate of such person has been duly appointed by a court of competent jurisdiction, the Plan Administrator may direct that the payment or any portion thereof be made to such other person or institution, and the release of such other person or institution shall be a valid and complete discharge of the payment or the portion thereof so made.

          9.11 Determination as to Payment of Benefits by the Plan Administrator. Subject to the provisions of applicable law, the determination of the Plan Administrator as to the identity of the proper payee of any benefit payment from the


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

Trust Fund and the amount properly payable shall be conclusive, and payments in accordance with such determination shall constitute a complete discharge of the payment thereof so made.

          9.12 Income Tax Withholding. Any retirement benefit payment made under the Plan shall be subject to any applicable income tax withholding requirements. For this purpose, the Plan Administrator shall provide the Trustee with an information that the Trustee needs to satisfy such withholding obligations and with any other information that may be required by regulations promulgated under the Code.


          9.13 Inability to Locate Payee. If the Plan Administrator is unable,


after making reasonable efforts, to locate any person to whom an amount is payable under the Plan, such person's rights under the Plan shall be forfeited. For this purpose, the Plan Administrator will be deemed to have been unable, after making reasonable efforts, to locate a payee if (i) a written notice has been sent to such person's last known address, by first class or certified mail, notifying him of his eligibility to receive a benefit under the Plan, and the payee has not responded to such written notice within 90 days and (ii) a notification has been sent to the Pension Benefit Guaranty Corporation or the Social Security Administration, under their program to identify payees under retirement plans, and the payee has not responded within six months thereafter. The benefit of any person whom the Plan Administrator is unable after the foregoing or other reasonable efforts to locate shall in any event be forfeited no later than the date by which distributions are required to have commenced under section 401(a)(9) of the Code.

          If any such person files a claim for the forfeited benefit with the Plan Administrator at any time thereafter, the amount that was thus forfeited shall be recredited to such person's Accounts. Such recrediting shall in no event be taken into account in applying any contribution limitations under the Plan. Any amounts that are to be thus recredited shall be provided by a special Participating Employer contribution. The recredited amounts shall be invested in the Investment Fund or Funds selected by the Plan Administrator unless such person shall otherwise direct by a notice filed with the Plan Administrator, in such form and within such time as the Plan Administrator shall require. Such recredited amount shall be payable in accordance with the provisions of the Plan, commencing as promptly as practicable thereafter.

          9.14 Limitations on Certain Distributions. Notwithstanding anything contained elsewhere in the Plan, no amounts attributable (i) to Participant 401(k) Contributions or (ii) to amounts taken into account in applying the deferral rate requirements under section 401(k) of the Code, shall be distributed from a Participant's Accounts prior to the earliest date permitted under section 401(k)(2)(B) of the Code.

          9.15 Termination of Employment as a Result of the Sale of Assets or Stock. If, as the result of the sale of


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

assets or stock, a Participant shall no longer be employed by either a Participating Employer or an Affiliate but shall not have incurred a "separation from service" for purposes of section 401(k) of the Code, such Participant shall not be considered to have terminated employment for purposes of the Plan;

provided, however, that the following special rules shall apply to such


Participant if such sale is of a type described in section 401(k)(10) of the
Code:

          (i) he may receive a lump sum distribution of the vested value of his Accounts if such distribution occurs by the end of the second calendar year after the calendar year in which the sale occurs, but he shall not be eligible for any withdrawals under Section 7 during such period;

          (ii) he shall be treated as having terminated employment for purposes of repayment of any outstanding loan; and

          (iii) after the expiration of the period described in clause (i) above, assuming he has not taken a distribution in accordance with such clause, he shall be eligible for withdrawals under Section 7 but he shall not be eligible for other distributions under the Plan until he has incurred a separation from service.


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

                                   SECTION 10

                                  Reemployment

          If a person shall resume his employment as an Employee with a Participating Employer after having previously terminated employment for any reason:

          (i) any benefit payment due to him under the Plan shall be suspended, unless he has attained age 70-1/2 at the time he resumes employment;

          (ii) he shall immediately be eligible to resume active participation in the Plan if he was a Participant at the time of his prior termination. In such case, he may resume having 401(k) Contributions made for him as of the first payroll period beginning after his resumption of Employee status, or the first payroll period beginning after any subsequent Entry Date, by filing the Appropriate Form with the Plan Administrator at least 30 days in advance (or within such other period as the Plan Administrator may require).

          (iii) his Service credit at the time of his prior termination shall be reinstated;

          (iv) if he was not a Participant at the time of his prior termination, he shall become a Participant in accordance with Section 2.1 of the Plan, taking into account any Service reinstated pursuant to clause (iii) above; and

          (v) if he is reemployed (a) on or before the first anniversary of the date of his prior termination and (b) within 12 months of his last day of active work with a Participating Employer, the period between his prior termination and his reemployment shall be treated as a period of Service for all purposes of the Plan, other than determining contributions.

          Notwithstanding the foregoing, there shall be no reinstatement of any amounts forfeited by him on account of his prior termination of Service. However, if (i) on account of his prior termination of Service he forfeited his interest in his Company Matching Contributions Accounts in accordance with
Section 5.2, (ii) he resumes Service hereunder on or before the fifth anniversary of the date of his prior termination and (iii) he repays in cash, within five years after the date he resumes Service, the full distribution he received upon his prior termination of Service, then an amount equal to the amount he forfeited shall be recredited to his Accounts. Such recrediting shall be done as of the earliest practicable Valuation Date after such repaid amount is remitted to the Trustee, in accordance with the Trustee's normal procedures. Such recrediting shall in no event be subject to, or included in applying, the limitations imposed under Section 3. Any amounts which are to be recredited as herein provided shall be taken first from any forfeitures of Company Matching Contributions in accordance with Section 5.2 and, if any amounts remain to be recredited, his Participating Employer shall make a special contribution equal to such amount. Any amounts repaid by a Participant hereunder shall be recredited to the Accounts from which they were previously distributed. The amounts recredited to a Participant's Accounts hereunder shall be invested in the Investment Fund or Funds selected by the Participant (without regard to whether any such amounts relate to contributions that were originally made in Company Common Stock).

          For purposes of determining the date of a Participant's prior termination of Service under this Section, a Participant who is absent from work on account of maternity or paternity shall not be treated as having terminated Service before the second anniversary of the date such absence commenced. For purposes hereof, an absence on account of maternity or paternity shall mean an absence from work (i) by reason of the Participant's pregnancy or the birth of the Participant's child, (ii) by reason of the placement of a child with the Participant in connection with the Participant's adoption of such child or (iii) for purposes of caring for such child for a period beginning immediately after such birth or placement. No credit shall be given under this Section 10 for such maternity or paternity absence unless the Participant furnishes to the Plan Administrator such information as the Plan Administrator shall require to establish that such Participant's absence was on account of a birth or placement described in this paragraph. Such information shall be furnished within 90 days after the commencement of such maternity or paternity absence or within such other period as the Plan Administrator may specify.




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

                                   SECTION 11

                           Administration of the Plan

          11.1 Powers and Duties of the Plan Administrator.

          The Plan Administrator shall be the plan administrator and shall have fiduciary responsibility for the general operation of the Plan. However, the Plan Administrator shall have no responsibility for or control over the funding, investment or management of Plan assets.

          Subject to the foregoing, the Plan Administrator shall have the power and the duty to take all action and to make all decisions that shall be necessary or proper in order to interpret and carry out the provisions of the Plan, and without limiting the generality of the foregoing, subject as aforesaid, the Plan Administrator shall have the following powers and duties:

          (a) to make and enforce such rules and regulations as he shall deem necessary or proper for the efficient administration of the Plan and the transaction of the Plan Administrator's business;

          (b) to construe the Plan and to determine all questions of fact that may arise hereunder, including the discretionary fiduciary authority to interpret the terms of the Plan and to decide all questions concerning the eligibility of any person to become a Participant in the Plan, the right to and amount of any benefit payable under the Plan to or on behalf of any person and the date on which any person ceases to be a Participant, with any such construction or determination to be conclusively binding, to the extent permitted by applicable law, upon all persons interested or claiming an interest in the Plan; and

          (c) to establish and maintain a claims procedure pursuant to which any Participant, Beneficiary or joint annuitant whose claim for benefits under the Plan has been denied shall be given (i) notice in writing of such denial, including the reasons therefor and (ii) a reasonable opportunity to have a full review of such denial by the Plan Administrator.

          The Plan Administrator in making any determinations or constructions required hereunder and in exercising any discretionary power shall treat Participants in like circumstances in like manner.




          In addition to the foregoing, the Plan Administrator shall have all the rights, powers, duties and obligations granted or imposed upon it elsewhere in the Plan or allocated to him by the Board.

          The Plan Administrator may designate any other person or persons to carry out any responsibility of the Plan Administrator under the Plan. The Plan Administrator may appoint or employ such advisers or assistants as he deems necessary. The Plan Administrator shall serve without compensation for his services as such but the Company or the Plan, as provided below in Section 11.2, shall pay all expenses reasonably incurred by the Plan Administrator in discharge of his duties. The Company shall indemnify the Plan Administrator to the full extent permitted by law and the ByLaws of the Company.

          The Plan Administrator and other persons who are fiduciaries of the Plan may serve in more than one fiduciary capacity with regard to the Plan.

          If the Plan Administrator is also a Participant, he shall not vote or act upon any matter relating solely or primarily to himself.

          11.2 Plan Expenses. All expenses reasonably incurred in the administration of the Plan shall be paid by the Trustee out of the appropriate Investment Funds' assets, except to the extent that the Participating Employers shall otherwise provide for such payment. Such payment shall be made either directly or through reimbursement of the Participating Employers for any such expenses paid by the Participating Employers. The Participating Employers may not reimburse the Trustee for expenses of administering the Plan.

                                   SECTION 12

                                 The Trust Fund

          All assets of the Plan shall be held as a Trust Fund under the Trust Agreement with the Trustee, in accordance with Section 4, for the exclusive benefit of Participants and their Beneficiaries under the Plan and for paying the expenses of the Plan. No part of the corpus or income of the Trust Fund shall be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries, including the payment of Plan expenses. No person shall have any interest in or right to any part of the earnings of the Trust Fund, or any rights in, to, or under the Trust Fund or any part of its assets, except to the extent expressly provided in the Plan.

                                   SECTION 13

                      Amendment or Termination of the Plan

          13.1 Amendment of the Plan. Subject to applicable law and to the further provisions of this Section 13.1, the Company reserves the right from time to time, without notice to or action on the part of its stockholders, to amend the Plan by resolution or other written action of the Board, retroactively or otherwise, in any way and to suspend or terminate the Plan by action of the Board either (i) in its entirety or (ii) as to Employees at any location of the Participating Employers. Such amendment may be made whether or not the cost of the Plan to the Participating Employer be increased thereby. Any amendment to the Plan that would not result in a material increase in the cost of providing benefits under the Plan may also be made by written action of the Chief Executive Officer of the Company.

          Anything in this Section 13.1 to the contrary notwithstanding, any amendment to the Plan may be made which in the opinion of the Board is necessary or appropriate (i) to qualify or maintain the Plan as a plan and trust meeting the requirements of the applicable provisions of the Code and regulations thereunder and corresponding provisions of subsequent laws and regulations or
(ii) to conform to any requirements of ERISA.

          13.2 Termination of the Plan. The Plan may be terminated at any time, in whole or in part, by resolution or other written action of the Board. Written notice of any such termination shall be given promptly to the Participating Employers, the Plan Administrator and the Trustee. In the event of any such termination or complete discontinuance of contributions under the Plan, (i) no further contributions shall be made by either Participants or the Participating Employers and (ii) the Company Matching Contributions Accounts of all Participants shall be fully vested and nonforfeitable. The Plan shall otherwise be administered as though it were in full force and effect. If the Trust Fund subsequently is terminated, the provisions of Section 13.3 shall then apply.

          13.3 Termination of the Trust Fund. If the Plan is terminated pursuant to Section 13.2 and the Board determines that the Trust Fund should be terminated, written notice of such determination shall be given to the Participating Employers, the Plan Administrator and the Trustee, and the value of all Accounts of Participants shall be distributed through lump-sum payments. Such payments shall be paid as promptly as practicable, to the extent permitted by law.

          13.4 Partial Termination of the Plan. If at any time the Plan is terminated as to any group of Employees under such circumstances as to constitute a partial termination of the Plan within the meaning of section 411(d)(3) of the Code, (i) no further contributions shall be made on behalf of the Participants affected by the partial termination and (ii) the Company Matching Contributions Accounts of all such Participants shall be fully vested and nonforfeitable. The Plan shall otherwise be administered as though such partial termination had not occurred. However, the Board, in its discretion, may direct that an amount equal to the portion of each Investment Fund under the Plan that is allocable to the Participants as to whom such termination occurred be segregated by the Trustee as a separate plan and trust and that the funds thus allocated to such separate trust be applied for the benefit of such Participants in the manner described in this Section 13.

          13.5 Mergers, Consolidations and Transfers. The Plan shall not be merged or consolidated with, or transfer its assets or liabilities to, any other employee retirement plan unless each Participant or his Beneficiary or joint annuitant, as the case may be, would receive a benefit, were such other plan to terminate immediately after such merger, consolidation or transfer, at least equal to the benefit he would have received if the Plan had terminated immediately prior to such transaction.

          13.6 Withdrawal by a Participating Employer. A Participating Employer other than the Company may withdraw from the Plan at any time, by action of its Board of Directors. The Board may take action to terminate the status of any such Participating Employer as a Participating Employer. An affiliate of the Company shall automatically cease to be a Participating Employer if its status as an Affiliate is terminated by sale or otherwise. In the event an entity ceases to be a Participating Employer, the amounts standing to the credit of Participants employed by such

Participating Employer shall be set aside as a separate trust fund, as though the Plan had terminated as to such Participating Employer. Such separate fund shall thereafter be applied and used in accordance with the provisions of the Plan and any related documents in effect at the time of such withdrawal, except that such Participating Employer shall become the "Company" thereunder and such separate plan shall cover only employees of such Participating Employer.

          Notwithstanding the foregoing provisions of this Section 13.6, if Employees of a Participating Employer cease to be eligible to accrue benefits under the Plan by reason of this Section 13.6, the Board may elect, in lieu of segregation of such assets, to continue to hold under the Plan the Trust Fund assets allocable to the withdrawing Participating Employer and to apply the same in accordance with otherwise applicable provisions of the Plan. In such case,


any such Employees (a) shall be considered to have transferred to non-covered status or (b) shall be treated as terminated Employees if no longer employed by a Participating Employer or any Affiliate.


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

                                   SECTION 14

                             Rollover Contributions

          14.1 Rollover Contributions to the Plan. The special provisions set forth in this Section 14 shall apply to Rollover Contributions, as defined herein, notwithstanding anything elsewhere in the Plan to the contrary. Any Rollover Contribution made hereunder shall be entirely separate from, and shall not affect, any other contributions made on behalf of a Participant under the Plan.

          An Employee may at any time file with the Plan Administrator a request that he be permitted to make a Rollover Contribution. Such Employee need not have satisfied the Service eligibility requirement for participation. The Plan Administrator shall have the sole discretion, which shall be exercised in a non-discriminatory manner, as to whether any such Rollover Contribution is permitted. As a condition of its approval, the Plan Administrator may require the Participant to furnish such evidence as the Plan Administrator deems appropriate that the requested contribution will constitute a Rollover Contribution. Any such Rollover Contribution shall be made in cash.

          For purposes of the Plan, a "Rollover Contribution" means a contribution to the Plan of an amount constituting an "eligible rollover distribution," "rollover amount" or "rollover contribution" under (i) section 402(c)(4) of the Code, (ii) section 402(a)(5) of the Code, (iii) section

403(a)(4) of the Code or (iv) section 408(d)(3) of the Code, or any successor provisions of the Code.

          Any amount to be contributed as a Rollover Contribution by a Participant shall be remitted to the Plan Administrator. The Plan Administrator shall remit such contribution to the Trustee as soon as practicable. Such amount shall be credited to the appropriate Rollover Accounts of the Participant, depending on his investment election. Such amount shall be credited as of the earliest practicable Valuation Date following its receipt by the Trustee, in accordance with the Trustee's normal procedures.

          Any Rollover Contribution made by a Participant shall be invested in accordance with the written directions of the Participant in one or more of the

Investment Funds available under Section 4.1, without regard to the manner of investment of any other amounts contributed to the Plan on behalf of the Participant.

          14.2 Direct Rollovers from the Plan. Notwithstanding any provision in any other Section of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a Participant or other distributee under the Plan may elect to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          Any such election shall be made at the time and in the manner prescribed by the Plan Administrator and shall be subject to such uniform restrictions or limitations (permissible under section 401(a)(31) of the Code and other applicable Code provisions) as the Plan Administrator may impose under rules adopted by him.

          To the extent and in the manner required by section 402(f) of the Code, each distributee who is to receive an eligible rollover distribution from the Plan shall be notified of the special federal income tax provisions applicable to such distribution.

          For purposes of this Section, the following definitions shall apply:

     (a) An "eligible rollover distribution" is any lump sum payment or other distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: (i) any life annuity or any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and (iii) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

     (b) An "eligible retirement plan" is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to a surviving spouse, an eligible retirement plan is an individual retirement account described in section 408(a) of the Code or individual retirement annuity described in section 408(b) of the Code.

     (c) A "distributee" includes a Participant (whether or not he has terminated employment). In addition, the Participant's surviving spouse, and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to their respective interests in the Plan.

     (d) A "direct rollover" is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                   SECTION 15

                              Top-Heavy Provisions

          15.1 General. If the Plan is or becomes a Top-Heavy Plan in any Year, the provisions of this Section 15 shall supersede any conflicting provisions of the Plan. The determination as to whether the Plan is a Top Heavy Plan in any Year shall be made on the last day of the preceding Year, (except that, in the case of the first year during which the Plan is in effect, the determination shall be made on the last day of such first year) based on the value of Plan benefits on such date. The provisions of this Section 15 shall be applied separately to each Participating Employer and its Affiliates.

          15.2 Definitions. For purposes of this Section 15, the following definitions shall apply:

          (a) "Key Employee" shall mean any Employee who is a key employee within the meaning of section 416(i) of the Code.

          (b) "Top-Heavy Plan" shall mean the Plan for any calendar year in which the Top-Heavy Ratio for the Plan's Aggregation Group exceeds 60%.

          (c) "Top-Heavy Ratio" shall mean the ratio of (i) the account balances (in the case of a defined contribution plan) and present value of accrued benefits (in the case of a defined benefit plan) for Key Employees under all plans in the Aggregation Group to (ii) the account balances and present value of accrued benefits for all Employees in all plans in the Aggregation Group, calculated in accordance with section 416 of the Code and regulations thereunder.

          (d) "Aggregation Group" means the Plan and any other plan of the Company or any Affiliate which either (i) covers a Key Employee or (ii) is required to be aggregated with the Plan or any other plan in order for any such plan to satisfy the requirements of section 401(a)(4) or 410(b) of the Code, together with any other plan of the Company or any Affiliate but only if such inclusion would cause the Plan to not be a Top-Heavy Plan and the resulting Aggregation Group would satisfy the requirements of sections 401(a)(4) and 410(b) of the Code.

          15.3 Vesting. If in any calendar year the Plan is a Top-Heavy Plan, the Accounts of each Participant in the Plan shall be fully vested on his completion of three years of employment. However, this provision does not apply to any Participant who does not have any period of employment after the Plan has initially become a Top-Heavy Plan. Notwithstanding the foregoing, if after having previously been a Top-Heavy Plan, the Plan is no longer a Top-Heavy Plan in any calendar year, the vesting schedule set forth above shall no longer apply. In such case, the vesting shall be determined under otherwise applicable Plan provisions, except that the vesting percentage applicable to a Participant's accrued benefit as of the beginning of such calendar year shall not be less than the percentage applicable under the above schedule as of the beginning of such calendar year.

          15.4 Minimum Allocation. Except as provided below, for any Year in which the Plan is a Top-Heavy Plan, an additional contribution, equal to the lesser of (i) three percent of compensation, defined for purposes of this
Section 15 in accordance with section 415 of the Code, or (ii) the largest Employer Contribution, as a percentage of the maximum amount of the Key Employee's Compensation that may be taken into account under section 401(a)(17) of the Code, allocated on behalf of any Key Employee for that Year, shall be made by the Participating Employer and shall be allocated on behalf of any Participant who is not a Key Employee. Such additional allocation shall be made even though the Participant would not otherwise be entitled to receive an allocation or would have received a lesser allocation because of the Participant's failure to 401(k) Contributions made on his behalf to the Plan.

          The provisions of the preceding paragraph shall not apply to any Participant who was not employed by a Participating Employer on the last day of the Year.

          The minimum allocation under this Section 15.4 shall not apply to any Participant who is covered by any other plan or plans of a Participating Employer to the extent such plan or plans provide that the minimum allocation or retirement benefit applicable to Top-Heavy Plans shall be met in such plan or plans.

          15.5 Change in Section 415 Limitations. If the Plan becomes a Top-Heavy Plan, the reduction in benefits set forth in the Plan to comply with section 415(e) of the Code shall be made in accordance with section 416(h) of the Code.

                                   SECTION 16

                              Construction of Plan

          The validity of the Plan or of any of the provisions thereof shall be determined under and shall be construed according to the laws of the State of Connecticut and ERISA.

          Titles to Sections are for general information only and the Plan is not to be construed by reference thereto.

          The masculine pronoun includes the feminine and the singular form includes the plural wherever such usage would apply.

                                   APPENDIX A

          Special Provisions Applicable to Participants in Allcom Plan

          The Allcom, Inc. 401(k) Plan (the "Allcom Plan") has been merged into the Plan as of the close of the 1993 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Allcom Plan on the Merger Date (each such person being hereinafter referred to as an "Allcom Participant").

          1. Each Allcom Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Allcom Participants under the Allcom Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Profit Sharing Contribution account balances and Matching Contribution account balances under the Allcom Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan,

         (ii) all Voluntary Contribution account balances under the Allcom Plan shall be transferred to After-Tax Contributions Accounts that shall be established under the Plan, and

         (iii) all Section 401(k) Contribution account balances and Rollover Contribution account balances under the Allcom Plan shall be transferred to the comparable Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Allcom Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Allcom Plan Investment Funds                         Plan Investment Funds
- --------------------------------------------------------------------------------
Government Money Market Fund                         GE Money Market Fund
- --------------------------------------------------------------------------------
Utility B Fund                                       GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Equity B Fund                                        GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Growth Opportunity B Fund                            GE U.S. Equity Fund
- --------------------------------------------------------------------------------
U.S. Government B Fund                               GE Fixed-Income Fund


================================================================================

As promptly as practicable thereafter, the assets transferred from the Allcom Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section
4.5 of the Plan) in accordance with each Allcom Participant's election.

          4. Each Allcom Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Allcom Plan on such date.

          5. Each Allcom Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Allcom Plan on his behalf as of the Merger Date. Amounts transferred from the Allcom Plan with respect to each other Allcom Participant shall be vested to at least as great an extent as would be the case under the Allcom Plan.

          6. In addition to any other withdrawal rights provided under the Plan, each Allcom Participant shall be permitted to withdraw amounts in his After-Tax Contributions Accounts to the extent and in the manner provided on the Merger Date under the Allcom Plan.

          7. If, on the Merger Date, any Allcom Participant was subject to a suspension of contributions under the Allcom Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Allcom Plan.

          8. In the case of any Allcom Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Allcom Plan shall be considered to have been made under this Plan.

                                   APPENDIX B

          Special Provisions Applicable to Participants in Cleary Plan

          The Cleary Co. 401(k) Plan (the "Cleary Plan") has been merged into the Plan as of the close of the 1993 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Cleary Plan on the Merger Date (each such person being hereinafter referred to as an "AmeriData Participant").

          1. Each AmeriData Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all AmeriData Participants under the Cleary Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Participant's Elective Accounts balances under the Cleary Plan relating to Employer matching contributions and all Participant's Account balances under the Cleary Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan,

         (ii) all Predecessor Employee account balances under the Cleary Plan shall be transferred to After-Tax Contribution Accounts that shall be established under the Plan and,

        (iii) all Participant's Elective Accounts balances under the Cleary Plan relating to Elective Contributions made under the Cleary Plan and Participant's Rollover Account balances under the Cleary Plan shall be transferred to the comparable Accounts under the Plan. All amounts held in Participant's Elective Accounts under the Cleary Plan relating to Qualified Non-Elective Contributions made under the Cleary Plan shall be transferred to 401(k) Contributions Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Cleary Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Cleary Plan Investment Funds                        Plan Investment Funds
- --------------------------------------------------------------------------------
Bond Fund                                           GE Fixed-Income Fund
- --------------------------------------------------------------------------------
Managed Fund (Balanced)                             GE Strategic Investment Fund


- --------------------------------------------------------------------------------
Stock Fund                                          GE U.S. Equity Fund
- --------------------------------------------------------------------------------
General Account Fund                                GE Stable Income Fund
================================================================================

As promptly as practicable thereafter, the assets transferred from the Cleary Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section
4.5 of the Plan) in accordance with each AmeriData Participant's election.

          4. Each AmeriData Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Cleary Plan as of the end of the plan year immediately preceding the Merger Date, plus one.

          5. Each AmeriData Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Cleary Plan on his behalf as of the Merger Date. Amounts transferred from the Cleary Plan with respect to each other AmeriData Participant shall be vested to at least as great an extent as would be the case under the Cleary Plan.

          6. In addition to any other withdrawal rights provided under the Plan, each AmeriData Participant shall be permitted to withdraw amounts in his After-Tax Contributions Accounts to the extent and in the manner provided on the Merger Date under the Cleary Plan.

          7. If, on the Merger Date, any AmeriData Participant was subject to a suspension of contributions under the Cleary Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Cleary Plan.

          8. Any loans made by the Cleary Plan to an AmeriData Participant which are outstanding under the Cleary Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the AmeriData Participant.

          9. In the case of any AmeriData Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Cleary Plan shall be considered to have been made under this Plan.

                                   APPENDIX C

                Special Provisions Applicable to Participants in
                          Computer Communications Plan

          The Computer Communications Co. 401(k) Plan (the "Computer Communications Plan") has been merged into the Plan as of the close of the 1993 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Computer Communications Plan on the Merger Date (each such person being hereinafter referred to as a "Computer Communications Participant").

          1. Each Computer Communications Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Computer Communications Participants under the Computer Communications Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Non-qualified Employer Contribution account balances and Qualified Matching Contribution account balances under the Computer Communications Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan,

         (ii) all account balances under the Computer Communications Plan relating to after-tax contributions made to such plan shall be transferred to After-Tax Contributions Accounts that shall be established under the Plan, and

        (iii) all Elective Deferral account balances and Rollover account balances under the Computer Communications Plan shall be transferred to the comparable Accounts under the Plan. All Qualified Non-elective Contribution account balances under the Computer Communications Plan shall be transferred to 401(k) Contributions Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Computer Communications Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Computer Communications Plan
        Investment Funds                            Plan Investment Funds
- --------------------------------------------------------------------------------


Guardian Cash Fund                                  GE Money Market Fund
- --------------------------------------------------------------------------------
Guardian Bond Fixed Fund                            GE Fixed-Income Fund
- --------------------------------------------------------------------------------
Value Line SAM Trust Fund                           GE Strategic
                                                    Investment Fund
- --------------------------------------------------------------------------------
Guardian Stock Value Line-                          GE U.S. Equity Fund
Centurian Fund
- --------------------------------------------------------------------------------
Baille Clifford International                       GE Global Equity Fund
Fund
================================================================================

As promptly as practicable thereafter, the assets transferred from the Computer Communications Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section 4.5 of the Plan) in accordance with each Computer Communications Participant's election.

          4. Each Computer Communications Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Computer Communications Plan on such date.

          5. Each Computer Communications Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Computer Communications Plan on his behalf as of the Merger Date. Amounts transferred from the Computer Communications Plan with respect to each other Computer Communications Participant shall be vested to at least as great an extent as would be the case under the Computer Communications Plan.

          6. In addition to any other withdrawal rights provided under the Plan, each Computer Communications Participant shall be permitted to withdraw amounts in his After-Tax Contributions Accounts to the extent and in the manner provided on the Merger Date under the Computer Communications Plan.

          7. If, on the Merger Date, any Computer Communications Participant was subject to a suspension of contributions under the Computer Communications Plan, such

Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Computer Communications Plan.

          8. Any loans made by the Computer Communications Plan to a Computer Communications Participant which are outstanding under the Computer Communications Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Computer Communications


Participant.

          9. In the case of any Computer Communications Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Computer Communications Plan shall be considered to have been made under this Plan.

                                   APPENDIX D

                               Special Provisions

                   Applicable to Participants in Comstor Plan

          The Comstor Corporation 401(k) Retirement Plan (the "Comstor Plan") has been merged into the Plan as of the close of the 1993 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Comstor Plan on the Merger Date (each such person being hereinafter referred to as a "Comstor Participant").

          1. Each Comstor Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Comstor Participants under the Comstor Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Matching Contribution account balances and nonelective contribution account balances under the Comstor Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all Deferral Contribution account balances and Rollover Contribution account balances under the Comstor Plan shall be transferred to the comparable Accounts under the Plan. All qualified nonelective contribution account balances under the Comstor Plan shall be transferred to 401(k) Contributions Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Comstor Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Comstor Plan Investment Funds                           Plan Investment Funds
- --------------------------------------------------------------------------------
Individually Managed Equity                             GE U.S. Equity Fund
Portfolio
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

================================================================================

As promptly as practicable thereafter, the assets transferred from the Comstor Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section
4.5 of the Plan) in accordance with each Comstor Participant's election.

          4. Each Comstor Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Comstor Plan on such date.

          5. Each Comstor Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Comstor Plan on his behalf as of the Merger Date. Amounts transferred from the Comstor Plan with respect to each other Comstor Participant shall be vested to at least as great an extent as would be the case under the Comstor Plan.

          6. If, on the Merger Date, any Comstor Participant was subject to a suspension of contributions under the Comstor Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Comstor Plan.

          7. Any loans made by the Comstor Plan to a Comstor Participant which are outstanding under the Comstor Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Comstor Participant.

          8. In the case of any Comstor Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Comstor Plan shall be considered to have been made under this Plan.

                                   APPENDIX E

            Special Provisions Applicable to Participants in PDI Plan

          The Potomac Digital, Inc. and TSA, Inc. Profit Sharing Plan (the "PDI Plan") has been merged into the Plan as of the close of the 1993 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the PDI Plan on the Merger Date (each such person being hereinafter referred to as a "PDI Participant").

          1. Each PDI Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all PDI Participants under the PDI Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all amounts held in Participant's Accounts under the PDI Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all Participant's Elective Account balances under the PDI Plan and all Participant's Rollover Account balances under the PDI Plan shall be transferred to the comparable Accounts under the Plan. All Participant's Qualified Non-Elective Accounts balances under the PDI Plan shall be transferred to 401(k) Contributions Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the PDI Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
PDI Plan Investment Funds                             Plan Investment Funds
- --------------------------------------------------------------------------------
Money Market Fund                                     GE Money Market Fund
- --------------------------------------------------------------------------------
Fixed Interest Fund                                   GE Money Market Fund
- --------------------------------------------------------------------------------
Omni Managed (Balanced) Fund                          GE Strategic Investment
                                                      Fund
- --------------------------------------------------------------------------------
Equity Fund                                           GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Bond Fund                                             GE Fixed - Income Fund
- --------------------------------------------------------------------------------



================================================================================

As promptly as practicable thereafter, the assets transferred from the PDI Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section 4.5 of the Plan) in accordance with each PDI Participant's election.

          4. Each PDI Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the PDI Plan as of the end of the plan year immediately preceding the Merger Date, plus one.

          5. Each PDI Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the PDI Plan on his behalf as of the Merger Date. Amounts transferred from the PDI Plan with respect to each other PDI Participant shall be vested to at least as great an extent as would be the case under the PDI Plan.

          6. If, on the Merger Date, any PDI Participant was subject to a suspension of contributions under the PDI Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the PDI Plan.

          7. Any loans made by the PDI Plan to a PDI Participant which are outstanding under the PDI Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the PDI Participant.

          8. In the case of any PDI Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the PDI Plan shall be considered to have been made under this Plan.

                                   APPENDIX F

                          Special Provisions Applicable
                       to Participants in Scott Data Plan

          The Scott Data Corporation 401(k) Profit Sharing Plan (the "Scott Data Plan") has been merged into the Plan as of the close of the 1993 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Scott Data Plan on the Merger Date (each such person being hereinafter referred to as a "Scott Data Participant").

          1. Each Scott Data Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Scott Data Participants under the Scott Data Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Participant's Elective Account balances relating to matching contributions made under the Scott Data Plan and all Participant's Account balances under the Scott Data Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan,

         (ii) all Voluntary Contribution Account balances under the Scott Data Plan shall be transferred to After-Tax Contributions Accounts that shall be established under the Plan and,

        (iii) all Participant's Elective Account balances under the Scott Data Plan relating to Deferred Compensation contributions made under the Scott Data Plan and all Participant's Rollover Account balances under the Scott Data Plan shall be transferred to the comparable Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Scott Data Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Scott Data Plan Investment Funds                        Plan Investment Funds
- --------------------------------------------------------------------------------
Connecticut Mutual Guaranteed                           GE Money Market Fund
Account
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------



================================================================================

As promptly as practicable thereafter, the assets transferred from the Scott Data Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section 4.5 of the Plan) in accordance with each Scott Data Participant's election.

          4. Each Scott Data Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Scott Data Plan as of the end of the plan year immediately preceding the Merger Date, plus one.

          5. Each Scott Data Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Scott Data Plan on his behalf as of the Merger Date. Amounts transferred from the Scott Data Plan with respect to each other Scott Data Participant shall be vested to at least as great an extent as would be the case under the Scott Data Plan.

          6. In addition to any other withdrawal rights provided under the Plan, each Scott Data Participant shall be permitted to withdraw amounts in his After-Tax Contributions Accounts to the extent and in the manner provided on the Merger Date under the Scott Data Plan.

          7. If, on the Merger Date, any Scott Data Participant was subject to a suspension of contributions under the Scott Data Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Scott Data Plan.

          8. In the case of any Scott Data Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Scott Data Plan shall be considered to have been made under this Plan.

                                   APPENDIX G

          Special Provisions Applicable to Participants in Mericom Plan

          The Magco, Inc. 401(k) Plan (the "Mericom Plan") has been merged into the Plan as of the close of the 1993 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Mericom Plan on the Merger Date (each such person being hereinafter referred to as a "Mericom Participant").

          1. Each Mericom Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Mericom Participants under the Mericom Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Discretionary Employer Contribution account balances under the Mericom Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all Elective Deferral Account balances and Rollover Account balances under the Mericom Plan shall be transferred to the comparable Accounts under the Plan. All Qualified Nonelective Account balances under the Mericom Plan shall be transferred to 401(k) Contributions Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Mericom Plan shall be transferred to such Investment Funds under the Plan as shall be designated by either of the Co-Chairmen, the President, Vice President or David Petulla, in accordance with uniform rules.

          As promptly as practicable thereafter, the assets transferred from the Mericom Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section 4.5 of the Plan) in accordance with each Mericom Participant's election.

          4. Each Mericom Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Mericom Plan on such date.

          5. Each Mericom Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Mericom Plan on his behalf as of the Merger Date. Amounts transferred from the Mericom Plan with respect to each other Mericom Participant shall be vested to at least as great an extent as would be the case under the Mericom Plan.

          Each Mericom Employee who has at least three years of service for vesting purposes under the Mericom Plan as of the Merger Date shall become fully vested in all his Accounts under the Plan upon his attainment of age 59-1/2 (while an Employee).

          6. If, on the Merger Date, any Mericom Participant was subject to a suspension of contributions under the Mericom Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Mericom Plan.

          7. Any loans made by the Mericom Plan to a Mericom Participant which are outstanding under the Mericom Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Mericom Participant.

          8. In the case of any Mericom Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Mericom Plan shall be considered to have been made under this Plan.

                                   APPENDIX H

         Special Provisions Applicable to Participants in Forsythe Plan

          The Forsythe Computers Employees' Savings Plan (the "Forsythe Plan") has been merged into the Plan as of July 1, 1994 (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Forsythe Plan on the Merger Date (each such person being hereinafter referred to as a "Forsythe Participant").

          9. Each Forsythe Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          10. The account balances of all Forsythe Participants under the Forsythe Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Company Optional Contribution account balances and Company Matching Contribution account balances under the Forsythe Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all Elective Deferral account balances and Rollover Contribution account balances under the Forsythe Plan shall be transferred to the comparable Accounts under the Plan.

          11. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Forsythe Plan shall be transferred to a short-term investment fund and, as promptly as practicable thereafter, assets held in such short-term fund shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Forsythe Plan Investment Funds                      Plan Investment Funds
Prior to the Merger Date
- --------------------------------------------------------------------------------
Bond Fund                                           GE Fixed-Income Fund
- --------------------------------------------------------------------------------
Balanced Fund                                       GE Strategic Investment Fund
- --------------------------------------------------------------------------------
Equity Fund                                         GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Indexed Equity Fund                                 GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Small Company Fund                                  GE U.S. Equity Fund
- --------------------------------------------------------------------------------


International Account Fund                          GE Global Equity Fund
- --------------------------------------------------------------------------------
Guaranteed Fund #1                                  GE Stable Income Fund
- --------------------------------------------------------------------------------
Guaranteed Fund #2                                  GE Stable Income Fund
- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

================================================================================

As promptly as practicable thereafter, the assets transferred from the Forsythe Plan for any Forsythe Participant shall be subject to reallocation among the Plan's Investment Funds (pursuant to Section 4.5 of the Plan) at the Participant's election.

          12. Each Forsythe Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Forsythe Plan on such date, plus one.

          13. Each Forsythe Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Forsythe Plan on his behalf as of the Merger Date. Amounts transferred from the Forsythe Plan with respect to each other Forsythe Participant shall be vested to at least as great an extent as would be the case under the Forsythe Plan. In addition, each Forsythe Participant who has at least three years of service for vesting purposes under the Forsythe Plan as of the Merger Date shall be fully vested in the remainder of his account balances under the Plan upon his attainment of age 55 while an Employee.

          14. If, on the Merger Date, any Forsythe Participant was subject to a suspension of contributions under the Forsythe Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Forsythe Plan.

          15. Any loans made by the Forsythe Plan to a Forsythe Participant which are outstanding under the Forsythe Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Forsythe Participant.

          16. In the case of any Forsythe Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Forsythe Plan shall be considered to have been made under this Plan.

                                   APPENDIX I

          Special Provisions Applicable to Participants in Bohdan Plan

          The Bohdan Associates, Inc. 401(k) Plan (the "Bohdan Plan") has been merged into the Plan as of the close of the 1994 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Bohdan Plan on the Merger Date (each such person being hereinafter referred to as a "Bohdan Participant").

          1. Each Bohdan Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Bohdan Participants under the Bohdan Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Profit Sharing Contribution account balances and Matching Contribution account balances under the Bohdan Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan,

         (ii) all Voluntary Contribution account balances under the Bohdan Plan shall be transferred to After-Tax Contributions Accounts that shall be established under the Plan, and

        (iii) all Section 401(k) Contribution account balances and Rollover Contribution account balances under the Bohdan Plan shall be transferred to the comparable Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Bohdan Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Bohdan Plan Investment Funds                        Plan Investment Funds
- --------------------------------------------------------------------------------
Equity Fund                                         GE U.S. Equity Fund
- --------------------------------------------------------------------------------
FlexiFund                                           GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Utility Fund                                        GE Strategic Investment
                                                    Fund
- --------------------------------------------------------------------------------
Global Genesis Fund                                 GE Global Equity Fund
- --------------------------------------------------------------------------------


U.S. Government Fund                                GE Fixed-Income Fund
- --------------------------------------------------------------------------------
Government Securities Money                         GE Money Market Fund
Market Fund
================================================================================

As promptly as practicable thereafter, the assets transferred from the Bohdan Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section
4.5 of the Plan) in accordance with each Bohdan Participant's election.

          4. Each Bohdan Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Bohdan Plan on such date.

          5. Each Bohdan Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Bohdan Plan on his behalf as of the Merger Date. Amounts transferred from the Bohdan Plan with respect to each other Bohdan Participant shall be vested to at least as great an extent as would be the case under the Bohdan Plan. In addition, each Bohdan Participant who has at least three years of Service for vesting purposes under the Bohdan Plan as of the Merger Date shall be fully vested in the remainder of his account balances under the Plan.

          6. In addition to any other withdrawal rights provided under the Plan, each Bohdan Participant shall be permitted to withdraw amounts in his After-Tax Contributions Accounts to the extent and in the manner provided on the Merger Date under the Bohdan Plan.

          7. If, on the Merger Date, any Bohdan Participant was subject to a suspension of contributions under the Bohdan Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Bohdan Plan.

          8. Any loans made by the Bohdan Plan to a Bohdan Participant which are outstanding under the Bohdan Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Bohdan Participant.

          9. In the case of any Bohdan Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Bohdan Plan shall be considered to have been made under this Plan.

                                   APPENDIX J

            Special Provisions Applicable to Participants in ACR Plan

          The American Computer Rental, Inc. 401(k) Profit Sharing Plan and Trust (the "ACR Plan") has been merged into the Plan as of the close of the 1994 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the ACR Plan on the Merger Date (each such person being hereinafter referred to as an "ACR Participant").

          1. Each ACR Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all ACR Participants under the ACR Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Employer Account balances and Matching Account balances under the ACR Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all Elective Contribution Account balances and Qualified Non-elective Contribution Account balances under the ACR Plan shall be transferred to 401(k) Contributions Accounts under the Plan. All Segregated Account balances under the ACR Plan shall be transferred to Rollover Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the ACR Plan shall be transferred to the GE Money Market Fund under the Plan. As promptly as practicable thereafter, the assets transferred from the ACR Plan shall be reallocated among the Plan's Investment Funds in accordance with the Investment Fund election (in effect on the date of such reallocation) of each ACR Participant pursuant to Section 4.2 or 4.3 of the Plan.

          4. Each ACR Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the ACR Plan on such date.

          5. Each ACR Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the ACR Plan on his behalf as of the Merger Date. Amounts transferred from the ACR Plan with respect to each other ACR Participant shall be vested to at least as great an extent as would be the case under the ACR Plan.

          6. If, on the Merger Date, any ACR Participant was subject to a suspension of contributions under the ACR Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the ACR Plan.

          7. Any loans made by the ACR Plan to an ACR Participant which are outstanding under the ACR Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the ACR Participant.

          8. In the case of any ACR Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the ACR Plan shall be considered to have been made under this Plan.

                                   APPENDIX K

         Special Provisions Applicable to Participants in Mitchell Plan

          The David Mitchell & Associates, Inc. Retirement Savings Plan (the "Mitchell Plan") has been merged into the Plan as of the close of the 1994 calendar year (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Mitchell Plan on the Merger Date (each such person being hereinafter referred to as a "Mitchell Participant").

          1. Each Mitchell Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Mitchell Participants under the Mitchell Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all employer nonelective contribution account balances and matching contribution account balances under the Mitchell Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all salary reduction contribution account balances and qualified nonelective contribution account balances under the Mitchell Plan shall be transferred to 401(k) Contributions Accounts under the Plan and all rollover contribution account balances shall be transferred to Rollover Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Mitchell Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Mitchell Plan                                         Plan Investment Funds
Investment Funds
- --------------------------------------------------------------------------------
Linder Fund                                           GE U.S. Equity Fund
- --------------------------------------------------------------------------------
American Bank Employee Equity                         GE U.S. Equity Fund
Fund
- --------------------------------------------------------------------------------
Calvert Social Investment Fund                        GE Strategic Investment
                                                      Fund
- --------------------------------------------------------------------------------
Dreyfus Cash Management Money                         GE Money Market Fund
Market Fund


- --------------------------------------------------------------------------------

- --------------------------------------------------------------------------------

================================================================================

As promptly as practicable thereafter, the assets transferred from the Mitchell Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section
4.5 of the Plan) in accordance with each Mitchell Participant's election.

          4. Each Mitchell Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Mitchell Plan on such date.

          5. Each Mitchell Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Mitchell Plan on his behalf as of the Merger Date. Amounts transferred from the Mitchell Plan with respect to each other Mitchell Participant shall be vested to at least as great an extent as would be the case under the Mitchell Plan. In addition, each Mitchell Participant who has at least three years of service for vesting purposes under the Mitchell Plan as of the Merger Date shall be fully vested in the remainder of his account balances under the Plan.

          6. If, on the Merger Date, any Mitchell Participant was subject to a suspension of contributions under the Mitchell Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Mitchell Plan.

          7. Any loans made by the Mitchell Plan to a Mitchell Participant which are outstanding under the Mitchell Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Mitchell Participant.

          8. In the case of any Mitchell Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Mitchell Plan shall be considered to have been made under this Plan.

                                   APPENDIX L

          Special Provisions Applicable to Participants in Abacus Plan

          The Entre Computer 401(k) Employee Savings and Retirement Plan (the "Abacus Plan") has been merged into the Plan as of the close of June 30, 1995 (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Abacus Plan on the Merger Date (each such person being hereinafter referred to as an "Abacus Participant").

          1. Each Abacus Participant shall become a Participant in the Plan on the Merger Date.

          2. The account balances of all Abacus Participants under the Abacus Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all matching contribution account balances and discretionary contribution account balances under the Abacus Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all elective deferral account balances, qualified matching contribution account balances and qualified nonelective contribution account balances under the Abacus Plan shall be transferred to 401(k) Contributions Accounts under the Plan and all rollover contribution account balances and transfer contribution account balances shall be transferred to Rollover Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Abacus Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Abacus Plan                                      Plan Investment Funds
Investment Funds
- --------------------------------------------------------------------------------
Global Growth Fund                               GE Global Equity Fund
- --------------------------------------------------------------------------------
Growth & Income Fund                             GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Growth Fund                                      GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Asset Allocation Fund                            GE Strategic Investment Fund
- --------------------------------------------------------------------------------


U.S. Government Securities                       GE Fixed-Income Fund
================================================================================

As promptly as practicable thereafter, the assets transferred from the Abacus Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section
4.5 of the Plan) in accordance with each Abacus Participant's election.

          4. Each Abacus Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Abacus Plan on such date.

          5. Each Abacus Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Abacus Plan on his behalf as of the Merger Date. Amounts transferred from the Abacus Plan with respect to each other Abacus Participant shall be vested to at least as great an extent as would be the case under the Abacus Plan. In addition, each Abacus Participant who has at least three but less than four years of service for vesting purposes under the Abacus Plan as of the Merger Date shall be at least 80% vested in the remainder of his account balances under the Plan.

          6. If, on the Merger Date, any Abacus Participant was subject to a suspension of contributions under the Abacus Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Abacus Plan.

          7. In the case of any Abacus Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Abacus Plan shall be considered to have been made under this Plan.

          8. In addition to any other withdrawal rights provided under the Plan, each Abacus Participant shall be permitted to withdraw amounts attributable to his rollover contribution account and transfer contribution account balances under the Abacus Plan as of the Merger Date, to the extent and in the manner provided on the Merger Date under the Abacus Plan.

                                   APPENDIX M

                        Special Provisions Applicable to
                     Participants in the Micro Recovery Plan

          The Micro Recovery Services, Inc. 401(k) Incentive Savings Plan (the "Micro Recovery Plan") has been merged into the Plan as of the close of September 30, 1995 (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Micro Recovery Plan on the Merger Date (each such person being hereinafter referred to as an "Micro Recovery Participant").

          1. Each Micro Recovery Participant shall become a Participant in the Plan on the Merger Date.

          2. The account balances of all Micro Recovery Participants under the Micro Recovery Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all matching contribution account balances and discretionary additional employer contribution account balances under the Micro Recovery Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan, and

         (ii) all elective deferral account balances under the Micro Recovery Plan shall be transferred to 401(k) Contributions Accounts under the Plan and all rollover contribution account balances and transfer contribution account balances shall be transferred to Rollover Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Micro Recovery Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Micro Recovery Plan                               Plan Investment Funds
Investment Funds
- --------------------------------------------------------------------------------
Equity Fund                                       GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Intermediate Term Fixed                           GE Fixed Income Fund
Income Fund
- --------------------------------------------------------------------------------
GIC Fund                                          GE Stable Income Fund
================================================================================



As promptly as practicable thereafter, the assets transferred from the Micro Recovery Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section 4.5 of the Plan) in accordance with each Micro Recovery Participant's election.

          4. Each Micro Recovery Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Micro Recovery Plan on such date.

          5. Each Micro Recovery Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Micro Recovery Plan on his behalf as of the Merger Date. Amounts transferred from the Micro Recovery Plan with respect to each other Micro Recovery Participant shall be vested to at least as great an extent as would be the case under the Micro Recovery Plan. In addition, each Micro Recovery Participant who has at least three years of service for vesting purposes under the Micro Recovery Plan as of the Merger Date shall be fully vested under the Plan.

          6. If, on the Merger Date, any Micro Recovery Participant was subject to a suspension of contributions under the Micro Recovery Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Micro Recovery Plan.

          7. In the case of any Micro Recovery Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Micro Recovery Plan shall be considered to have been made under this Plan.

          8. Any loans made by the Plan to a Micro Participant which are outstanding under the Micro Recovery

Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Micro Recovery Participant.

                                   APPENDIX N

                          Special Provisions Applicable
                      to Participants in Microcomputer Plan

          The Microcomputer Power, Inc. 401(k) Profit Sharing Plan (the "Microcomputer Plan") has been merged into the Plan as of the close of December 31, 1995 (the "Merger Date"). Notwithstanding anything contained in the Plan to the contrary, the following special provisions shall apply to any person who was a participant in the Microcomputer Plan on the Merger Date (each such person being hereinafter referred to as a "Microcomputer Participant").

          1. Each Microcomputer Participant shall become a Participant in the Plan on the Merger Date (if such individual has not previously become a Participant).

          2. The account balances of all Microcomputer Participants under the Microcomputer Plan immediately prior to the Merger Date shall be transferred to the Plan, as follows:

          (i) all Participant's Elective Account balances relating to matching contributions made under the Microcomputer Plan and all Participant's Account balances under the Microcomputer Plan shall be transferred to Prior Employer Contributions Accounts that shall be established under the Plan,

         (ii) all Voluntary Contribution Account balances under the Microcomputer Plan shall be transferred to After-Tax Contributions Accounts that shall be established under the Plan,

        (iii) all Participant's Elective Account balances under the Microcomputer Plan relating to Deferred Compensation contributions made under the Microcomputer Plan and all Elective Account balances relating to Qualified Non- Elective Contributions under the Microcomputer Plan shall be transferred to 401(k) Contributions Accounts under the Plan and,

         (iv) all Participant's Rollover Account balances under the Microcomputer Plan shall be transferred to Rollover Accounts under the Plan.

          3. As promptly as practicable after the Merger Date, assets held in the investment funds maintained under the Microcomputer Plan shall be transferred to the Investment Funds under the Plan, as follows:

================================================================================
Microcomputer Plan Investment                          Plan Investment Funds


Funds
- --------------------------------------------------------------------------------
Scudder International Portfolio                        GE Global Equity
Fund
- --------------------------------------------------------------------------------
Alger American Small Cap Fund                          GE U.S. Equity Fund
- --------------------------------------------------------------------------------
TCI Growth                                             GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Fidelity VIP Growth                                    GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Aetna Growth & Income                                  GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Fidelity VIP Equity                                    GE U.S. Equity Fund
- --------------------------------------------------------------------------------
Aetna Managed Fund                                     GE Strategic Fund
- --------------------------------------------------------------------------------
Aetna Bond Fund                                        GE Fixed Income Fund
- --------------------------------------------------------------------------------
Aetna GAA Long Term                                    GE Fixed Income Fund
- --------------------------------------------------------------------------------
Aetna GAA Short Term                                   GE Fixed Income Fund
- --------------------------------------------------------------------------------
Aetna Money Market Fund                                GE Money Market Fund
- --------------------------------------------------------------------------------
Aetna Fixed Account                                    GE Stable Income Fund
================================================================================

As promptly as practicable thereafter, the assets transferred from the Microcomputer Plan shall be reallocated among the Plan's Investment Funds (pursuant to Section 4.5 of the Plan) in accordance with each Microcomputer Participant's election.

          4. Each Microcomputer Participant's years of Service for vesting purposes under the Plan as of the Merger Date shall equal his number of years of service for vesting purposes under the Microcomputer Plan as of the end of the plan year immediately preceding the Merger Date.

          5. Each Microcomputer Participant who is an Employee on the Merger Date shall be fully vested in all amounts transferred from the Microcomputer Plan on his behalf as of the Merger Date. Amounts transferred from the Microcomputer Plan with respect to each other Microcomputer Participant shall be vested to at least as great an extent as would be the case under the Microcomputer Plan.

          6. In addition to any other withdrawal rights provided under the Plan, each Microcomputer Participant shall be permitted to withdraw amounts in his After-Tax

Contributions Accounts to the extent and in the manner provided on the Merger Date under the Microcomputer Plan.

          7. If, on the Merger Date, any Microcomputer Participant was subject to a suspension of contributions under the Microcomputer Plan, such Participant shall be subject to a suspension of contributions under the Plan for a period equal to the remaining suspension period applicable on the Merger Date under the Microcomputer Plan.

          8. In the case of any Microcomputer Participant whose benefits are in pay status on the Merger Date, any election as to the form of benefits made under the Microcomputer Plan shall be considered to have been made under this Plan.

          9. Any loans made by the Microcomputer Plan to a Microcomputer Participant which are outstanding under the Microcomputer Plan on the Merger Date shall be assumed by and be treated as participant loans under Section 8 of the Plan, but shall continue to be governed by the terms of the loan documents executed by the Microcomputer Participant.